Exhibit 10.34

INDENTURE OF TRUST

between

HAMPTON REDEVELOPMENT AND HOUSING AUTHORITY

and

CRESTAR BANK,

as Trustee

Dated as of December 1, 1998

Relating to

$8,640,000 FIRST MORTGAGE REVENUE REFUNDING BONDS

(OLDE HAMPTON HOTEL ASSOCIATES PROJECT), SERIES 1998A

and

$390,000 TAXABLE FIRST MORTGAGE REVENUE BONDS

(OLDE HAMPTON HOTEL ASSOCIATES PROJECT), SERIES 1998B

Section 913.	Notice of Defaults; Opportunity to Cure Defaults	26

ARTICLE X THE TRUSTEE

Section 1001.	Acceptance of Trusts	27
Section 1002.	Fees, Charges and Expenses of Trustee	29
Section 1003.	Intervention by Trustee	29
Section 1004.	Merger or Consolidation of Trustee	29
Section 1005.	Resignation of Trustee	29
Section 1006.	Removal of Trustee	29
Section 1007.	Appointment of Successor Trustee; Temporary Trustee	29
Section 1008.	Concerning any Successor Trustee	30
Section 1009.	Successor Trustee as Paying Agent Registrar and Custodian of Funds	30

ARTICLE XI SUPPLEMENTAL INDENTURES

Section 1101.	Supplemental Indentures Not Requiring Consent of Bondholders	30
Section 1102.	Supplemental Indentures Requiring Consent of Bondholders	31
Section 1103.	Opinion of Counsel Required	31
Section 1104.	Consent of Company Required	32
Section 1105.	Amendment Without Consent of Authority	32

ARTICLE XII AMENDMENTS TO LOAN AGREEMENT, SECURITY AGREEMENT, DEED OF TRUST, ASSIGNMENT AND NOTES

Section 1201.	Amendments to Loan Agreement, Security Agreement, Deed of Trust, Assignment and Notes Not Requiring Consent of Bondholders	33
Section 1202.	Amendments to Loan Agreement, Security Agreement, Deed of Trust, Assignment and Notes	33
Section 1203.	Requiring Consent of Bondholders Opinion of Counsel Required	33

ARTICLE XIII MISCELLANEOUS

Section 1301.	Consents, etc., of Bondholders	33
Section 1302.	Limitation of Rights	34
Section 1303.	Limitation of Liability of Members, etc., of Authority	34
Section 1304.	Notices	34
Section 1305.	Successors and Assigns	35
Section 1306.	Severability	35
Section 1307.	Applicable Law	35
Section 1308.	Counterparts	35
Testimonium		35

Signatures		35
Exhibit A -	Form of Bond
Exhibit B-l	Form of Requisition for Issuance Costs
Exhibit B-2	Form of Requisition From Replacement Reserve Fund

This INDENTURE OF TRUST, dated as of December 1, 1998, by and between the HAMPTON REDEVELOPMENT AND HOUSING AUTHORITY, a political subdivision of the Commonwealth of Virginia (the “Authority”), and CRESTAR BANK, a banking corporation organized under the laws of the Commonwealth of Virginia and having a corporate trust office in Richmond, Virginia, as trustee (in such capacity herein, together with any successor in such capacity, called the “Trustee”);

W I T N E S S E T H :

WHEREAS, the Authority is a political subdivision of the Commonwealth of Virginia created by Chapter 1, Title 36, Code of Virginia of 1950, as amended (the “Act”), and is authorized thereby to make loans for assistance in acquisition, construction, equipping or maintaining commercial or other buildings and to issue its revenue bonds therefor;

WHEREAS, the Peninsula Ports Authority of Virginia issued its $10,000,000 Refunding Revenue Bonds (Olde Hampton Hotel Associates Project), Series of 1986 (the “PPAV Bonds”), currently outstanding in the amount of $8,700,000, to refund its prior bonds issued to finance a portion of the cost of the acquisition, construction and equipping of a hotel, currently operated as a Radisson Hotel, and a parking garage containing certain retail space (collectively, the “Project”), all located in a redevelopment project in the City of Hampton, Virginia (the “City”);

WHEREAS, in furtherance of the purposes of the Act, the Authority at the request of Olde Hampton Hotel Associates, A Virginia Limited Partnership (the “Company”), has determined to issue and sell its $8,640,000 First Mortgage Revenue Refunding Bonds (Olde Hampton Hotel Associates Project), Series 1998A (the “Series 1998A Bonds”), and its $390,000 Taxable First Mortgage Revenue Bonds (Olde Hampton Hotel Associates Project), Series 1998B (the “Series 1998B Bonds” and collectively with the Series 1998A Bonds, the “Bonds”), for the benefit of the Company for the purpose of refinancing the Project by redeeming the outstanding principal amount of the PPAV Bonds and paying certain costs related to such issuance and redemption;

WHEREAS, simultaneously with the issuance of the Bonds, the Authority and the Company will enter into a Loan Agreement dated as of the date hereof (the “Loan Agreement”), under the terms of which the Authority has agreed to authorize, issue, sell and deliver the Bonds to accomplish the refinancing, and the Company will deliver its $8,700,000 non-recourse promissory note with respect to the Series 1998A Bonds and its $370,000 non-recourse promissory note with respect to the Series 1998B Bonds, each dated the date of issuance of the Bonds (collectively the “Notes”) promising to make payments sufficient to pay the principal of and premium, if any, and interest on the Bonds; and

WHEREAS, all things necessary to make the Bonds, when authenticated by the Trustee and issued as in this Indenture provided, valid, binding and legal limited obligations of the Authority and to constitute this Indenture a valid and binding agreement securing the payment of the principal of and premium, if any, and interest on the Bonds have been done and performed and the execution and delivery of this Indenture and the execution and issuance of the Bonds, subject to the terms hereof, have in all respects been duly authorized;

NOW, THEREFORE, THIS INDENTURE FURTHER WITNESSETH that as security for payment of the principal of and premium, if any, and interest on the Bonds and for the funds that may be advanced by the Trustee pursuant hereto, the Authority does hereby pledge and assign to the Trustee the following described property:

A. the Notes (assigned to the Trustee by the Authority), all rights of the Authority under the Loan Agreement (except for certain rights to payment of fees and expenses pursuant to Section 4.1 thereof, its rights to indemnification pursuant to Section 5.4 thereof and its rights to notice pursuant to Section 9.2 thereof) and all revenues and receipts derived by the Authority therefrom and thereunder, including the Authority’s rights under the Deed of Trust, the Security Agreement and the Assignment, each as defined herein;

B. the funds, including moneys and investments therein, held by the Trustee pursuant to this Indenture; and

C. any other property of every name and nature from time to time mortgaged, pledged, assigned or hypothecated as and for additional security hereunder by the Authority or by anyone in its behalf or with its consent in favor of the Trustee, which is hereby authorized to receive all such property at any time and to apply and hold the same subject to the terms hereof;

TO HAVE AND TO HOLD all the same with all privileges and appurtenances hereby conveyed and assigned, or agreed or intended to be, to the Trustee and its successors in such trust and their assigns forever,

IN TRUST, however, for the equal and proportionate benefit and security of the holders from time to time of the Bonds without privilege, priority or distinction as to lien or otherwise of any of the Bonds over any of the others, upon the terms and conditions hereinafter stated.

The Authority covenants and agrees with the Trustee and with the respective holders from time to time of the Bonds or any part thereof as follows:

ARTICLE I

DEFINITIONS AND RULES OF CONSTRUCTION

SECTION 101. Definitions. All words and terms defined in Article I of the Loan Agreement shall have the same meanings in this Indenture of Trust, unless the context otherwise requires. In addition, the following words and terms as used in this Indenture shall have the following meanings unless the context otherwise requires.

“Act” shall mean the Housing Authorities Law, Chapter 1, Title 36, Code of Virginia of 1950, as amended.

“Agreement” shall mean the Loan Agreement dated as of the date hereof, between the Authority and the Company, including any amendments thereto as herein permitted.

“Assignment” shall mean the Assignment of Rents and Leases dated as of the date hereof between the Company and the Trustee, which assigns the leases, rents and room charges of the Project, including any amendments thereto.

“Authority” shall mean the Hampton Redevelopment and Housing Authority, a political subdivision of the Commonwealth of Virginia, its successors and assigns.

“Authorized Representative of the Company” shall mean a general partner of HHA, Ltd., a Virginia limited partnership which is the general partner of the Company, or such other person or persons as may be designated to act on behalf of the Company by a certificate signed by a general partner of HHA, Ltd. and filed with the Authority and the Trustee.

“Bond Counsel” shall mean a firm of attorneys nationally recognized on the subject of municipal bonds as may be acceptable to the Authority and the Trustee.

“Bond Fund” shall mean the Bond Fund established by Section 601.

“Bondholder” or “holder” shall mean the registered owner and the beneficial owner of any Bond, provided that any beneficial owner desiring to receive any notices or other reports hereunder to holders shall have provided their names and addresses in writing to the Trustee.

“Bonds” shall mean, collectively the Series 1998A Bonds and Series 1998B Bonds.

“Business Day” shall mean any Monday, Tuesday, Wednesday, Thursday or Friday on which commercial banking institutions generally are open for business in the Commonwealth of Virginia.

“Company” shall mean Olde Hampton Hotel Associates, A Virginia Limited Partnership.

“Debt Service Reserve Fund” shall mean the Debt Service Reserve Fund established by Section 601.

“Debt Service Reserve Requirement” shall mean $1,000,000.

“Deed of Trust” shall mean the Deed of Trust and Security Agreement between the Company and the Deed of Trust Trustees, dated as of the date hereof, which grants a lien on and a security interest in the Project as security for the Notes, including any amendments thereto.

“Deed of Trust Trustees” shall mean J. Lee Judy a resident of the County of Amelia, Virginia, and Eric T. Rodriguez a resident of the County of New Kent, Virginia, together with any successor in such capacity.

“Defeasance Obligations” shall mean

(i) noncallable Government Obligations, and

(ii) government participations, which shall mean evidences of ownership of a proportionate interest in specified noncallable Government Obligations, which Government Obligations are held by a bank or trust company organized and existing under the laws of the United States of America or any state thereof in the capacity of custodian.

“Event of Default” shall mean any of the events enumerated in Section 901.

“Government Certificates” shall mean certificates representing ownership of United States Treasury obligations principal at maturity or interest coupons for accrued periods, which obligations or coupons are held by a bank or trust company organized and existing under the laws of the United States of America or any of its states reasonably acceptable to the Trustee. Such bank or trust company shall hold Government Certificates in the capacity of custodian and shall be independent of the seller of such certificates.

“Government Obligations” shall mean (i) bonds, notes and other obligations of the United States of America and securities unconditionally guaranteed as to the payment of principal and interest by the United States of America or any of its agencies, and (ii) obligations of the Resolution Funding Corporation.

“Indenture” shall mean this Indenture, as supplemented by any Supplemental Indenture.

“Interest Payment Date” shall mean each January 1 and July 1, beginning July 1, 1999, for so long as any Bonds are Outstanding.

“Land” shall mean the real estate described in Exhibit A attached to the Deed of Trust and any real estate becoming part of the Project subsequent to the date hereof, less such real estate as may be released from the lien of the Deed of Trust pursuant to the provisions thereof or taken by the exercise of the power of eminent domain or lost because of failure of title.

“Letter of Representations” shall mean the Blanket Issuer Letter of Representations from the Authority dated July 29, 1996, with the initial Securities Depository and any amendments thereto or any successor agreements between the Authority and any successor Securities Depository, relating to a book-entry system to be maintained by the Securities Depository with respect to the Series 1998A Bonds. Notwithstanding any provisions of this Indenture, including Article XI or XII, the Authority and, if necessary, the Trustee may enter into any such amendment or successor agreement without the consent of the Holder of the Bonds.

“Notes” shall mean the two non-recourse promissory notes of the Company, the form of which is attached to the Loan Agreement as Exhibit A, in the principal amounts of $8,640,000 and $390,000 each dated the date of issuance of the Bonds, issued to the Authority pursuant to the Loan Agreement, including any amendments thereto or substitutions therefor as herein permitted.

“Opinion of Counsel” shall mean a written opinion of an attorney or firm of attorneys acceptable to the Trustee, who may be counsel for the Authority or the Company but shall not be a fulltime employee of the Authority, the Company or the Trustee,

“Outstanding” or “Bonds Outstanding” shall mean all Bonds which have been issued pursuant to this Indenture except Bonds cancelled after purchase in the open market or because of payment at or redemption prior to maturity.

“Project” shall mean the buildings and improvements thereto, currently operated as a Radisson Hotel, and a parking garage containing certain retail space, all located in the City, as further described in Exhibit A to the Deed of Trust, as the same may from time to time exist.

“Replacement Reserve Fund” shall mean the Replacement Reserve Fund established by Section 601.

“Securities Depository” shall mean, initially, The Depository Trust Company, a corporation organized and existing under the laws of the state of New York, and its successors.

“Security Agreement” shall mean the Security Agreement dated as of the date hereof between the Company and the Trustee, which grants a security interest in certain personal property of the Company, including any amendments thereto.

“Series 1998A Bonds” shall mean the Authority’s $8,640,000 First Mortgage Revenue Refunding Bonds (Olde Hampton Hotel Associates Project), Series 1998A, authorized in Section 201 (a).

“Series 1998B Bonds” shall mean the Authority’s $390,000 Taxable First Mortgage Revenue Bonds (Olde Hampton Hotel Associates Project), Series 1998B, authorized in Section 201(b).

“Series of Bonds” or “Bonds of a Series” or “Series” shall mean a series of Bonds issued pursuant to this Indenture and the terms of a Supplemental Indenture.

“Supplemental Indenture” shall mean any supplemental indenture entered into pursuant to Article XI.

“Trustee” shall mean Crestar Bank, Richmond, Virginia, or its successors serving as such hereunder.

“Unassigned Rights of the Authority” shall mean the rights of the Authority (a) to payment of fees and expenses pursuant to Section 4.1 of the Loan Agreement, (b) to indemnification pursuant to Section 5.4 thereof, and (c) to receive notices as provided in the Loan Agreement and the Indenture.

“Virginia Code” shall mean the Code of Virginia of 1950, as amended.

SECTION 102. Rules of Construction. Unless the context clearly indicates to the contrary, the following rules shall apply to the construction of this Indenture:

(a) Words importing the singular number shall include the plural number and vice versa.

(b) Words importing the redemption or calling for redemption of Bonds shall not be deemed to refer to or connote the payment of Bonds at their stated maturity.

(c) All references herein to particular Articles or Sections are references to Articles or Sections of this Indenture unless otherwise indicated.

(d) The headings and Table of Contents herein are solely for convenience of reference and shall not constitute a part of this Indenture nor shall they affect its meaning, construction or effect.

(e) All references herein to the payment of Bonds are references to payment of principal of and premium, if any, and interest on Bonds.

(f) All references herein to the time of day shall mean Richmond, Virginia, time.

ARTICLE II

AUTHORIZATION, DETAILS,

EXECUTION, AUTHENTICATION,

REGISTRATION AND DELIVERY OF BONDS

SECTION 201. Authorization of the Bonds. (a) There are authorized to be issued first mortgage revenue refunding bonds of the Authority in the aggregate principal amount of $8,640,000.

(b) There are authorized to be issued taxable first mortgage revenue bonds of the Authority in the aggregate principal amount of $390,000.

SECTION 202. Details of Bonds. (a) The bonds authorized in Section 201 (a) shall be designated “First Mortgage Revenue Refunding Bonds (Olde Hampton Hotel Associates Project), Series 1998A,” and the bonds authorized in Section 201(b) shall be designated “Taxable First Mortgage Revenue Bonds (Olde Hampton Hotel Associates Project), Series 1998B.” The Bonds shall be issuable only as registered Bonds, each series shall be numbered R-l upward, shall be dated the date of their initial delivery, and shall bear interest, payable semiannually beginning July 1, 1999, on each Interest Payment Date until payment of the principal thereof. The Bonds shall be issued in authorized denominations of $100,000 and multiples of $5,000 in excess thereof.

The Bonds shall bear interest at the rates and shall mature as follows: $1,210,000 Series 1998A Bonds shall bear interest at a rate of 6.0% per annum and shall mature on July 1, 2003; $7,430,000 Series 1998A Bonds shall bear interest at a rate of 6.5% per annum and shall mature on July 1, 2016; $390,000 Series 1998B Bonds shall bear interest at a rate of 8.0% and shall mature on July 1, 2000.

(b) Interest on the Bonds shall be calculated on the basis of a year of 360 days and 12 months of 30 days each. All interest determinations and calculations shall be made by the Trustee. Each Bond shall bear interest at the rate described herein (i) from the dated date, if such Bond is authenticated prior to July 1, 1999, or (ii) otherwise from the Interest Payment Date that is, or immediately precedes, the date on which such Bond is authenticated, unless payment of interest is in default, in which case such Bond shall bear interest from the date to which interest has been paid.

(c) Principal of, and premium if any, on the Bonds shall be paid upon presentation of the Bonds to the Trustee. The Trustee shall pay interest on the Bonds by check or draft mailed on each Interest Payment Date to registered owners of Bonds as of the 15th day of the month next preceding such Interest Payment Date, at the addresses as they appear on the registration books maintained by the Trustee, provided that so long as Bonds are held by the Security Depository, or at the request of any Significant Owner, payment shall be made on each Interest Payment Date by wire transfer pursuant to the most recent wire instructions received by the Trustee from such Significant Owner.

SECTION 203. Series 1998A Bonds Securities Depository Provisions. (a) One bond certificate for each maturity of the Series 1998A Bonds initially will be issued and registered to the Securities Depository, or its nominee. The Authority and the Trustee have entered into the Letter of Representations relating to a book-entry system to be maintained by the Securities Depository for the Series 1998A Bonds.

(b) In the event that (1) the Securities Depository determines not to continue to act as a securities depository for the Series 1998A Bonds by giving notice to the Trustee and the Authority discharging its responsibilities hereunder, or (2) the Authority in its sole discretion determines (A) that purchasers of such Series 1998A Bonds in book-entry form, herein called “beneficial owners,” shall be able to obtain certificated Bonds, or (B) to select a new Securities Depository, then the Trustee shall, at the direction of the Authority, attempt to locate another qualified securities depository to serve as Securities Depository or authenticate and deliver certificated Series 1998A Bonds to the beneficial Holders or to the Securities Depository participants on behalf of beneficial Holders substantially in the form set forth as Exhibit A. In delivering the certificated Series 1998A Bonds, the Trustee shall be entitled to rely on the records of the Securities Depository as to the beneficial owners or the records of the Securities Depository participants acting on behalf of beneficial owners. Such certificated Series 1998A Bonds will then be registrable, transferable and exchangeable as set forth in Section 208.

So long as there is a Securities Depository for the Series 1998A Bonds (I) the Securities Depository or its nominee shall be the registered owner of such Series 1998A Bonds, (2) notwithstanding anything to the contrary in the Indenture, determinations of persons entitled to payment of principal, premium, if any, and interest, transfers of ownership and exchanges and receipt of notices shall be the responsibility of the Securities Depository and shall be effected pursuant to rules and procedures established by such Securities Depository, (3) the Authority and the Trustee shall not be responsible or liable for maintaining, supervising or reviewing the records maintained by the Securities Depository, its participants or persons acting through such participants, (4) references in the Indenture to registered owners of such Series 1998A Bonds means such Securities Depository or its nominee and shall not mean the beneficial owners of such Series 1998A Bonds, and (5) in the event of any inconsistency between the provisions of the Indenture and the provisions of the Letter of Representations such provisions of the Letter of Representations, except to the extent set forth in this paragraph and the next preceding paragraph, shall control.

SECTION 204. Execution of Bonds. The Bonds shall be signed by the manual or facsimile signature of the Chairman or Vice Chairman of the Authority and its seal shall be affixed hereto or a facsimile thereof printed thereon and attested by the manual or facsimile signature of its Secretary or Assistant Secretary. In case any officer whose signature or a facsimile of whose signature shall appear on any Bond shall cease to be such officer before the delivery of the Bonds, such signature or such facsimile shall nevertheless be valid and sufficient for all purposes the same as if he had remained in office until such delivery. Any Bond may bear the facsimile signature of or may be signed by such persons as at the actual time of the execution thereof shall be the proper officers to sign such Bond although at the date of such Bond such persons may not have been such officers.

SECTION 205. Authentication of Bonds. The Bonds shall bear a certificate of authentication, substantially in the form set forth as Exhibit A, and shall not be valid until the Trustee shall have duly executed the certificate of authentication and inserted the date of authentication thereon. The Trustee shall authenticate each Bond with the signature of an authorized person or employee, but it shall not be necessary for the same officer to authenticate all of the Bonds. Only such authenticated Bonds shall be entitled to any right or benefit under this Indenture, and such certificate on any Bond issued hereunder shall be conclusive evidence, that the Bond has been duly issued and is secured by the provisions hereof.

SECTION 206. Form of the Bonds. The Bonds shall be in substantially the form attached hereto as Exhibit A, with such appropriate variations, omissions and insertions as are permitted or required by this Indenture; provided that the Series 1998B Bonds shall bear a legend substantially as follows: “THIS BOND HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND IT MAY BE TRANSFERRED ONLY (A) IN ACCORDANCE WITH REGULATION D OF SUCH SECURITIES ACT, (B) PURSUANT TO A VALID REGISTRATION UNDER SUCH SECURITIES ACT, OR (C) PURSUANT TO AN EXEMPTION FROM SUCH REGISTRATION REQUIREMENT.”

SECTION 207. Delivery of the Bonds. The Trustee shall authenticate and deliver the Bonds when there have been filed with or delivered to it the following:

(a) A certified copy of a resolution or resolutions of the Authority authorizing the execution and delivery of this Indenture, the Loan Agreement, the assignment of the Notes, the Deed of Trust, the Assignment and the Security Agreement and the issuance, sale, execution and delivery of the Bonds.

(b) An original executed counterpart of this Indenture.

(c) An original executed counterpart of the Loan Agreement.

(d) An original executed counterpart of the Deed of Trust together with evidence of its recordation.

(e) A mortgagee title insurance binder or policy on the Land in the face amount of $9,030,000 issued by a company duly authorized to issue the same, to the effect that the Deed of Trust creates a first lien on the Land for the benefit of the Trustee as holder of the Notes, subject only to Permitted Encumbrances. In lieu of the final policy, the Company may furnish a commitment for title insurance with all Schedule B-1 conditions marked satisfied and an insured closing letter covering the Company’s counsel, but in such case the final policy shall be issued within 30 days of the issuance of the Bonds.

(f) An original executed counterpart of the Security Agreement.

(g) An original executed counterpart of the Assignment, together with evidence of its recordation.

(h) An Opinion of Counsel, which may rely upon the mortgagee title policy and be subject to customary exceptions and qualifications, to the effect that the security interests created by the Security Agreement and the Deed of Trust have been duly created and perfected in favor of the Trustee, and that the appropriate records for the filing of financing statements do not disclose any security interests, except Permitted Encumbrances, taking priority over the security interests created by the Loan Agreement, the Security Agreement, the Assignment and the Deed of Trust.

(i) An Opinion of Counsel, subject to customary exceptions and qualifications, including those as to bankruptcy, to the effect that the Company is a Virginia limited partnership duly organized and validly existing in the Commonwealth, and that the Loan Agreement, the Notes, the Security Agreement, the Assignment, and the Deed of Trust have been properly authorized, executed and delivered and constitute valid and binding obligations, enforceable against the Company in accordance with their respective terms.

(j) The Notes, duly authorized and executed by the Company and assigned to the Trustee.

(k) A certificate of an Insurance Consultant reciting that all policies of insurance required by Section 5.2 of the Loan Agreement to be in effect upon delivery of the Bonds are in full force and effect and that the amounts and types of insurance comply with and satisfy all the requirements of Section 5.2 of the Loan Agreement.

(l) Internal Revenue Service Form 8038 completed by the Authority with respect to the Series 1998A Bonds, together with a certificate of the Company with respect to the information contained in it.

(m) The written opinion of Bond Counsel, subject to customary exceptions and qualifications, that the issuance of such Bonds has been duly authorized, that the Bonds are valid and binding limited obligations of the Authority, that the interest on such Bonds is exempt from income taxation by the Commonwealth of Virginia and that the interest on the Series 1998A Bonds is excludable from gross income for purposes of federal income taxation.

(n) The Bonds, executed by the Authority in accordance with Section 204.

(o) A request and authorization of the Authority, signed by its Chairman or Vice Chairman, to the Trustee to authenticate and deliver the Bonds to such purchaser or purchasers named therein upon payment to the Trustee for the account of the Authority of a specified sum plus accrued interest to the date of delivery.

The proceeds of the Bonds will be deposited and used by the Trustee as provided in Article V.

SECTION 208. Exchange of Bonds; Persons Treated as Owners. The Trustee shall maintain registration books for the registration or exchange of Bonds. Upon surrender of any Bonds at a corporate trust office of the Trustee, together with an assignment duly executed by the registered owner or his duly authorized attorney or legal representative in such form as shall be satisfactory to the Trustee, such Bond may be exchanged for an equal aggregate principal amount of Bonds, in authorized denominations, of the same series, form and maturity, bearing interest at the same rate as the Bonds surrendered, and registered in the name or names as requested by the then registered owner thereof or his duly authorized attorney or legal representative. The Authority shall execute and the Trustee shall authenticate any Bonds necessary to provide for exchange of Bonds pursuant to this Section; provided that registration of Series 1998B Bonds in the name of any person other than the initial holder thereof shall occur only upon receipt by the Trustee of an opinion of counsel addressed to the Authority and to the Trustee to the effect that such transfer complies with the securities law limitation upon the transfer thereof set forth in the legend in accordance with Section 206.

The Trustee shall treat the registered owner as the person exclusively entitled to payment of principal, premium, if any, and interest and the exercise of all other rights and powers of the owner, except that all interest payments shall be made to the person shown as owner on the registration books on the 15th day of the month preceding each Interest Payment Date.

SECTION 209. Charges for Exchange. Any exchange of Bonds shall be at the expense of the Company, except that the Trustee may charge the person requesting such exchange the amount of any tax or other governmental charge required to be paid with respect thereto.

SECTION 210. Temporary Bonds. Prior to the preparation of Bonds in definitive form the Authority may issue temporary Bonds in registered form and in such denominations as the Authority may determine, but otherwise in substantially the form hereinabove set forth, with appropriate variations, omissions and insertions. The Authority promptly shall prepare, execute and deliver to the Trustee before the first Interest Payment Date Bonds in definitive form and thereupon, upon surrender of Bonds in temporary form, the Trustee shall authenticate and deliver in exchange therefor Bonds in definitive form of the same maturity having an equal aggregate principal amount. Until exchanged for Bonds in definitive form, Bonds in temporary form shall be entitled to the lien and benefit of this Indenture.

SECTION 211. Mutilated, Lost or Destroyed Bonds. If any Bond has been mutilated, lost or destroyed, the Authority shall cause to be executed, and the Trustee shall authenticate and deliver, a new Bond of like date and tenor in exchange and substitution for, and upon cancellation of, such mutilated Bond or in lieu of and in substitution for such lost or destroyed Bond; provided, however, that the Authority and the Trustee shall so execute and deliver only if the holder has paid the reasonable expenses and charges of the Authority and the Trustee in connection therewith and, in the case of a lost or destroyed Bond, (a) has filed with the Authority and the Trustee evidence satisfactory to them that such Bond was lost or destroyed and (b) has furnished to the Authority and the Trustee indemnity satisfactory to them. If any such Bond has matured, instead of issuing a new Bond the Trustee may pay the same without the surrender thereof.

SECTION 212. Cancellation and Disposition of Bonds. All Bonds that have been surrendered for exchange pursuant to Section 208, paid (whether at maturity, by acceleration or call for redemption or otherwise), or delivered to the Trustee by the Authority for cancellation shall not be reissued, and the Trustee shall, unless otherwise directed Bonds. The Trustee shall deliver to the Authority a certificate of any such cremation, shredding or other disposition.

ARTICLE III

REDEMPTION OF BONDS

SECTION 301. Redemption. The Bonds may not be called for redemption by the Authority except as provided in this Article.

SECTION 302. Extraordinary Redemption at Par, If the Company exercises its option or is required to prepay the Notes upon damage to, condemnation of or failure of title to the Project or certain other extraordinary events as provided in Section 8.1 of the Loan Agreement, the Bonds are required to be redeemed in whole or in part at any time and upon payment of 100% of the principal amount of the Bonds to be redeemed plus interest accrued to the redemption date,

SECTION 303. Optional Redemption Dates and Prices. The Series 1998A Bonds maturing on July 1, 2016, are subject to optional redemption by the Authority on or after July 1, 2008, from any amounts available for such purpose, in whole or in part at any time during the following periods at the following redemption prices, which are expressed as percentages of the principal amount of the Bonds to be redeemed, plus accrued interest to the redemption date:

Redemption Period (Both Dates Inclusive)	Redemption Date
July 1, 2008 through June 30,2009	102%
July 1,2009 through June 30,2010	101
July 1, 2010 and thereafter	100

SECTION 304. Mandatory Sinking Fund Redemption. Bonds shall be redeemed prior to maturity on July 1 in the years and amounts upon payment of 100% of the principal amount thereof plus interest accrued to the redemption date, as follows:

Series 1998 A Bonds Maturing July 1,2003

Year	Amount
2000	$190,000
2001	320,000
2002	340,000
2003 (final maturity)	360,000

Series 1998A Bonds Maturing July 1. 2016

Year	Amount	Year	Amount
2004	$380,000	2011	$595,000
2005	405,000	2012	630,000
2006	435,000	2013	670,000
2007	460,000	2014	715,000
2008	490,000	2015	760,000
2009	525,000	2016 (final maturity)	810,000
2010	555,000

Series 1998B Bonds

Year	Amount
1999	$280,000
2000 (final maturity)	110,000

The Trustee shall provide for redemption of Bonds in accordance with the foregoing schedule; provided, however, that on or before the 70th day next preceding any such sinking fund payment date the Company may:

(a) deliver to the Trustee for cancellation Bonds in any aggregate principal amount desired; or

(b) receive a credit against the sinking fund redemption obligation on such sinking fund payment date for Bonds that previously have been redeemed (other than through the operation of the sinking fund) and canceled by the Trustee but not theretofore applied as a credit against any sinking fund redemption.

Upon the occurrence of any of the events described in (a) or (b) of this Section, the Trustee shall credit against the sinking fund redemption obligation on such sinking fund payment date the amount of such Bonds so delivered or previously redeemed and any excess over such obligation will be credited against future mandatory redemption obligations in inverse order of redemption dates, and the principal amounts of Bonds to be redeemed by mandatory redemption will be reduced accordingly.

SECTION 305. Selection of Bonds for Redemption. (a) If less than all Bonds of any maturity are called for redemption pursuant to Section 302 or 303, the Bonds to be redeemed shall be selected pro rata among the holders of the Bonds of such maturity by the Trustee. If less than all Series 1998A Bonds bearing interest at the same rate are called for redemption, such Series 1998A Bonds to be redeemed, as applicable, shall be selected pro rata among the holders of the Series 1998A Bonds by the Trustee provided that the principal portion of any Series 1998 A Bonds to be redeemed shall result in the unredeemed portion being in $100,000 denominations or any integral multiple of $5,000 in excess thereof. There shall be no restriction on the denomination of the Series 1998B Bonds after the July 1,1999, redemption. If a portion of a Bond shall be called for redemption, a new Bond in principal amount equal to the unredeemed portion thereof shall be issued to the registered owner upon the surrender thereof. If a notice of redemption is unconditional, or if the conditions of a conditional notice of redemption have been satisfied, then upon presentation and surrender of the Bonds so called for redemption at the place or places of payment, such Bonds will be redeemed.

(b) If the Company exercises any option to prepay the Notes under Article VIII of the Loan Agreement or requests any redemption of Bonds permitted hereunder and sufficient amounts are in the funds created herein, the Trustee shall, in the name of the Authority, redeem Bonds as then permitted or required at the earliest practicable date permitted hereunder.

SECTION 306. Notice of Redemption. (a) If less than all Bonds are to be redeemed, and subject to the provisions of Subsection (b) hereof, the Bonds to be redeemed shall be identified by reference to the series designation, date of issue, serial numbers and maturity date. Each notice of redemption shall specify: (1) the date fixed for redemption, (2) the principal amount of Bonds or portions thereof to be redeemed, (3) the applicable redemption price, (4) the place or places of payment, including the address and a contact person or department and telephone number, upon presentation and surrender of the Bonds, (5) that payment of the principal amount and premium, if any, will be made upon presentation and surrender of the Bonds to be redeemed, (6) that interest accrued to the date fixed for redemption will be paid as specified in such notice, (7) that on and after such date interest on Bonds which have been redeemed will cease to accrue, (8) the certificate and CUSIP numbers of the Bonds to be redeemed and if less than the face amount of any such Bond is to be redeemed, the principal amount to be redeemed, (9) the issuance and maturity dates and interest rates of the Bonds to be redeemed, and (10) state any condition to such redemption. Such notice may set forth any additional information relating to such redemption. Notice of redemption of any Bonds shall be mailed at the times and in the manner set forth in Subsection (b) of this Section.

(b) Any notice of redemption shall be sent by the Trustee by registered or certified mail not less than 30 nor more than 60 days prior to the date set for redemption (I) to the holder of each such Bond to be redeemed in whole or in part at his address as it appears on the registration books maintained by the Trustee, (2) to all organizations registered with the Securities and Exchange Commission as securities depositories, and (3) to at least one information service of national recognition that disseminates redemption information with respect to tax-exempt securities. Failure to give any notice specified in (b)(1) of this Subsection, or any defect therein, shall not affect the validity of any proceedings for the redemption of any Bonds with respect to which no such failure has occurred. Failure to give any notice specified in (b)(2) or (b)(3) of this Subsection, or any defect therein, shall not affect the validity of any proceedings for the redemption of any Bonds with respect to which the notice specified in (b)(1) of this Subsection is given correctly.

ARTICLE IV

GENERAL COVENANTS AND PROVISIONS

SECTION 401. Payment of Bonds. The Authority shall promptly pay, or cause to be paid, the principal of, whether at maturity, by acceleration, call for redemption, or otherwise, and premium, if any, and interest on the Bonds, to the Trustee for payment to the registered owners of the Bonds on the dates and in the manner provided herein or in any Supplemental Indenture authorizing the issuance thereof and in the Bonds, according to the true intent and meaning thereof; provided, however, that such obligations are not general obligations of the Authority but are limited obligations payable solely from the revenues and receipts derived from and under the Loan Agreement and the Notes, which revenues and receipts are hereby pledged and assigned specifically to such purposes in the manner and to the extent provided herein.

SECTION 402. Covenants and Representations of Authority. The Authority shall observe and perform all covenants, conditions and agreements on its part contained in this Indenture, in every Bond executed, authenticated and delivered hereunder and in all of its proceedings pertaining thereto; provided, however, that the liability of the Authority under any such covenant, condition or agreement for any breach or default by the Authority thereof or thereunder shall be limited solely to the revenues and receipts derived from and under the Loan Agreement and the Notes. The Authority represents that it is duly authorized under the Constitution and laws of the Commonwealth of Virginia, including particularly and without limitation the Act, to issue the Bonds authorized by this Indenture and to execute this Indenture, to assign the Loan Agreement and the Notes and to pledge the revenues and receipts in the manner and to the extent herein set forth; that all action on its part with respect to the issuance of the Bonds and the execution and delivery of this Indenture duly and effectively has been taken; and that the Bonds in the hands of the owners thereof are and will be valid and enforceable limited obligations of the Authority according to the terms thereof except as limited by bankruptcy and usual equity principles.

SECTION 403. Liens; Further Assurances. The Authority shall not convey, pledge, assign, encumber or otherwise dispose of any of its rights under the Loan Agreement or the Notes except as provided herein. Subject to the provisions of Section 401 hereof and Section 4.1(b) of the Loan Agreement, the Authority shall do, execute, acknowledge and deliver, or cause to be done, executed, acknowledged and delivered, such indentures supplemental hereto and such further acts, instruments and transfers as the Trustee reasonably may require for the better assuring, transferring, conveying, mortgaging, pledging and assigning to the Trustee of the rights assigned hereby and the revenues and receipts pledged hereby to the payment of the principal of and premium, if any, and interest on the Bonds.

SECTION 404. Inspection of Books. All books and accounts in the possession of the Authority relating to the Loan Agreement, the Notes, the revenues and receipts derived therefrom, the Company and any and all transactions contemplated by the Indenture shall be open to inspection during regular business hours by the Trustee, the Company and their accountants and agents upon reasonable notice.

SECTION 405. Rights under Loan Agreement, Notes, Security Agreement, Assignment and Deed of Trust. The Authority grants to the Trustee the right to enforce, in its name or in the name of the Authority, for and on behalf of the Bondholders, regardless of whether the Authority is in default hereunder, all rights of the Authority and all obligations of the Company under and pursuant to the Loan Agreement, the Notes, the Security Agreement, the Assignment and the Deed of Trust.

SECTION 406. Reports by Trustee. The Trustee shall make annual reports to the Authority and the Company of all moneys received and expended by it. In addition, the Trustee shall make such reports available to the holders of the Bonds who request the same.

SECTION 407. Disclosure of Information. Pursuant to Section 5.17 of the Loan Agreement, the Company has agreed to provide certain continuing disclosure of information with respect to the Project to the Trustee. The Trustee shall receive the information disclosed by the Company and shall distribute such information to such holders of the Bonds as request such information and to the entities as set forth in such Section of the Loan Agreement. If the Annual Reports required by Section 5.17 of the Loan Agreement are not received by the dates set forth therein, the Trustee shall send an appropriate notice to the Municipal Securities Rulemaking Board in accordance with Rule 15c2-12 under The Securities Exchange Act of 1934, as amended. This section shall constitute written direction by the Authority to the Trustee to comply with the disclosure guidelines established by the National Corporate Trust Committee of the American Bankers Association.

SECTION 408. Prohibited Activities. The Authority shall not knowingly engage in any activities or take any action that might result in (a) the income of the Authority under the Notes becoming taxable to it, (b) any Series 1998A Bond becoming an “arbitrage bond” within the meaning of Section 148 of the Code, or (c) any interest on any Series 1998A Bond becoming included in the gross income of the recipients thereof under the Code.

SECTION 409. Arbitrage Rebate. Upon request by the Authority or the Company, the Trustee shall provide the requesting party, on a timely basis that will facilitate compliance with any related deadlines necessary to comply with covenants in the Loan Agreement, such reports and information with respect to investments and earnings thereon of any amounts held under this Indenture as may be requested to comply with any rebate requirements pursuant to Section 148 of the Code and with Section 5.18 or 5.19 of the Loan Agreement. The above provisions of this Section and the related provisions of Section 5.18 or 5.19 of the Loan Agreement shall be amended by the Authority and the Trustee at the request of the Company if the Company shall furnish the parties hereto an opinion of Bond Counsel stating that regulations have been proposed or implemented not in existence on the date of this Indenture directing the calculation of the rebate amount in a manner different from that set forth in Section 5.18 or 5.19 of the Loan Agreement. Notwithstanding anything to the contrary in this Indenture, no payment shall be made by the Company to the United States of America if the Company shall furnish to the Trustee an opinion of Bond Counsel to the effect that such payment is not required under Section 148(f) of the Code to prevent the Bonds from becoming “arbitrage bonds.”

ARTICLE V

APPLICATION OF BOND PROCEEDS

SECTION 501. Payments into Bond Fund. The Trustee shall deposit into the Interest Account in the Bond Fund the amount of any accrued interest received from the sale of the Bonds.

SECTION 502. Remaining Proceeds. All of the remaining sale proceeds of the Bonds shall be deposited in the Proceeds Fund and shall be used as follows: (a) all of the remaining sale proceeds of the Series 1998A Bonds ($8,640,000) shall be transferred immediately to The Bank of New York, as trustee with respect to the PPAV Bonds, to be used together with other amounts to redeem the PPAV Bonds on January 1, 1999, and (b) all of the remaining sale proceeds of the Series 1998B Bonds shall be retained by the Trustee to be used at the direction of the Company, by requisition in substantially the form attached hereto as Exhibit B-l, to pay costs, or to reimburse or pay the Company for costs or expenses paid or incurred, associated with issuing the Bonds.

ARTICLE VI

REVENUES AND FUNDS

SECTION 601. Establishment of Funds. The following trust funds, all of which shall be held by the Trustee, are hereby established: “Hampton Redevelopment and Housing Authority, Proceeds Fund – Olde Hampton Hotel Associates 1998;” “Hampton Redevelopment and Housing Authority, Bond Fund – Olde Hampton Hotel Associates 1998,” in which there are established an Interest Account and a Principal Account, “Hampton Redevelopment and Housing Authority, Debt Service Reserve Fund – Olde Hampton Hotel Associates, 1998” and “Hampton Redevelopment and Housing Authority, Replacement Reserve Fund – Olde Hampton Hotel

Associates, 1998.” In addition the following trust funds shall be held by the Trustee and are hereby established to be used for the purposes described in Section 4.1(c) of the Loan Agreement: “Hampton Redevelopment and Housing Authority, Real Estate Tax Fund – Olde Hampton Hotel Associates 1998” and “Hampton Redevelopment and Housing Authority, Insurance Premium Fund – Old Hampton Hotel Associates 1998.”

SECTION 602. Use of Moneys in Bond Fund. (a) The Trustee shall deposit into the Bond Fund all payments and receipts derived from the Notes, the Loan Agreement or the security therefor in the following order, subject to the provisions for the use of certain prepayments as provided in (c) below and subject to credits as provided in this Article VI:

(i) To the Interest Account (A) on the closing date, pursuant to Section 501, and (B) monthly such that by the third Business Day before each Interest Payment Date, the amount of interest that will become due on the Bonds on such Interest Payment Date or such lesser amount that, together with amounts already on deposit in the Interest Account, will be sufficient to pay interest on the Bonds to become due on such Interest Payment Date. The Trustee shall pay interest on the Bonds from the Interest Account as the same becomes due.

(ii) To the Principal Account monthly such that by the third Business Day before each July 1 beginning July 1, 1999, the amount of principal that will become due, whether at maturity or upon mandatory sinking fund redemption, on the Bonds on such July 1 or such lesser amount that, together with amounts already on deposit in the Principal Account, will be sufficient to pay principal of the Bonds to become due on such July 1. The Trustee shall pay the principal of the Bonds from the Principal Account at their maturity and make sinking fund redemptions and will provided a redemption of Bonds in accordance with any applicable redemption provision.

(iii) To the Principal Account, amounts that correspond to principal of or premium, if any, in connection with an optional redemption of the Bonds.

Investment earnings on amounts in the Bond Fund shall be credited to the Account therein in which such investments are held as earned and credited against required transfers thereto.

If sufficient funds are not in the Bond Fund on the third Business Day before each Interest Payment Date the Trustee shall immediately notify the Company of such by telecopy with receipt confirmed by telephone at the numbers provided in Section 1304 hereof.

(b) On each Interest Payment Date investment earnings on amounts in the Interest Account or the Principal Account shall be retained in such Account and credited to payments, if any, of interest or principal then due on the Bonds. If the balance in the Interest Account or the Principal Account calculated semi-annually on any Interest Payment Date shall exceed the amount payable, if any, on account of interest or principal on the Bonds on such Interest Payment Date, the Trustee shall notify the Company and such excess may be remitted to the Company or used as a credit against required deposits to such Account on or before the immediately following Interest Payment Date.

(c) The Trustee shall deposit any prepayments of the Notes upon certain extraordinary events, as provided in Section 8.1 of the Loan Agreement, in the Principal Account and use such amounts to redeem Bonds in accordance with Sections 302 and 305.

(d) When the balances in the Bond Fund and the Debt Service Reserve Fund are sufficient to redeem or pay at maturity all Bonds then Outstanding and to pay all interest to accrue thereon prior to redemption or maturity, the balance in the Bond Fund and the Debt Service Reserve

Fund shall be held for redemption or payment of the Bonds in accordance with the provisions of Article III, at the earliest practicable date and the payment of interest thereon and premium, if any, and for no other purpose.

(e) If the Company shall fail to make any payment under the Notes for deposit in the Bond Fund on the day such payment is due and payable, the Trustee shall give notice thereof by telephone or telecopy to the Company on the next succeeding Business Day. In the event of (i) failure by the Company to make any of the payments to the Trustee as required by Section 4.1 of the Loan Agreement or (ii) notification to the Trustee by the holders of at least 25% in aggregate principal amount of Bonds then outstanding of any Event of Default hereunder, then the Trustee shall give notice thereof to each registered owner of Bonds.

SECTION 603. Use of Debt Service Reserve Fund. (a) Pursuant to Section 5.8(b) of the Loan Agreement, the Company is required to fund the Debt Service Reserve Fund to an aggregate amount equal to the Debt Service Reserve Requirement. In lieu of any deposit of cash to the Debt Service Reserve Fund, the Company may fund the Debt Service Reserve Fund with a line or letter of credit, surety bond or bond insurance. If the Debt Service Reserve Fund is funded with any such alternative to a cash deposit and at least 100 days prior to its stated expiration date the Company has not (i) provided the Trustee with evidence that the expiration date of such alternative has been extended or (ii) otherwise funded the Debt Service Reserve Fund, then 60 days prior to such expiration date the Trustee shall draw thereunder the amount of the Debt Service Reserve Requirement and deposit the amount drawn to fund the Debt Service Reserve Fund. If the Debt Service Reserve Fund is not funded in an amount equal to the Debt Service Reserve Requirement at least 30 days prior to the stated expiration of the line or letter of credit, surety bond or bond insurance policy which has not been extended it shall constitute an Event of Default hereunder.

(b) The Trustee shall transfer funds from the Debt Service Reserve Fund to the Bond Fund on any Interest Payment Date on which there are insufficient funds on deposit in the Bond Fund to pay the interest and principal, if any, due on such Interest Payment Date with respect to the Bonds. Upon the final maturity of all of the Bonds, any amount remaining on deposit in the Debt Service Reserve Fund in excess of the principal of and interest on the outstanding Bonds shall be paid to the Company.

(c) All investment earnings on amounts in the Debt Service Reserve Fund shall be retained therein, provided that in the event that the amount in the Debt Service Reserve Fund immediately following each July 1 debt service payment exceeds the Debt Service Reserve Requirement, the Trustee shall transfer such excess to the Company.

(d) In the event that the amount in the Debt Service Reserve Fund immediately following each Interest Payment Date is less than the Debt Service Reserve Requirement, the Company shall replenish such deficiency pursuant to Section 4. l(b)(4)(ii) of the Loan Agreement

SECTION 604. Use of Replacement Reserve Fund. (a) Pursuant to Section 4.l(b)(4) of the Loan Agreement, the Company is required to make monthly transfers of amounts to the Trustee to fund the Replacement Reserve Fund. All moneys held in the Replacement Reserve Fund and any investments of such moneys are pledged and otherwise subject to a security interest in favor of the Bondholders. The Trustee shall deposit any Net Proceeds of insurance and all condemnation awards received by it in the Replacement Reserve Fund and shall use such Net Proceeds or condemnation awards in accordance with the requirements of Section 6.1 of the Loan Agreement. Any such Net Proceeds or condemnation awards remaining after being utilized as required by Section 6.1 of the Loan Agreement shall be (i) if the Company is in default under the Loan Agreement, retained in the Replacement Reserve Fund for uses described in subsection (b), or (ii) otherwise transferred to the Bond Fund and credited against required transfers thereto.

(b) The Trustee shall use amounts, if any, in the Replacement Reserve Fund to make transfers to the Bond Fund to the extent necessary to pay the principal of (whether due at maturity, by redemption or by acceleration) and interest on the Bonds as the same become due if, on any date such amounts are due, amounts in the Bond Fund and the Debt Service Reserve Fund are insufficient therefor.

(c) At the direction of the Company, the Trustee shall use amounts in the Replacement Reserve Fund to pay the cost of acquiring, constructing and equipping fixtures, machinery, equipment, furniture, real property and additions to, or improvements, extensions, refurbishments or enlargements of, the Project, and the cost of extraordinary maintenance or repairs (repairs or maintenance not recurring annually), renewals and replacements and repairs resulting from an emergency caused by an extraordinary occurrence; provided, however, that such disbursements shall only be made to pay costs that (i) are capital expenditures subject to depreciation in accordance with generally accepted accounting principles, or (ii) would be refurbishments or replacements of furniture, fixtures and equipment that may be expensed in accordance with generally accepted accounting principles but are not recurring annually. Property acquired with payments made pursuant to this section shall become part of the Project.

(d) The Trustee shall disburse moneys from the Replacement Reserve Fund for utilization pursuant to subsections (a) and (c) above as follows:

(1) Before any payment shall be made from the Replacement Reserve Fund, there shall be filed with the Trustee a requisition, substantially in the form of attached hereto as Exhibit B-2 signed by an Authorized Representative of the Company stating:

(i)	The name of the person, firm or corporation to whom the payment is due;

(ii)	The amount to be paid;

(iii)	Either an invoice or description in reasonable detail of the purpose for which the obligation to be paid was incurred; and

(iv)	That there has been received no notice (A) of any lien, right to lien or attachment upon, or claim affecting the right of the payee to receive payment of, any of the moneys payable under such requisition to any of the persons, firms or corporations named therein, and (B) that any materials, supplies or equipment covered by such requisition are subject to any lien or security interest, or if any notice of any such lien, attachment, claim or security interest has been received, such lien, attachment, claim or security interest has been released or discharged or will be released or discharged upon payment of the requisition, or stating that if there is such a lien, claim or attachment, that the Company has posted bond sufficient to discharge or pay such lien claim or attachment (in which case, the Trustee may require the Company to furnish reasonable evidence of such bond).

(2) All payments from the Replacement Reserve Fund shall be made by check or draft payable either (i) directly to the person, firm or corporation to be paid; (ii) to both the Company and such person, firm or corporation; or (iii) upon certification by the Company that it has previously paid such amount together with the invoice therefor, to the Company.

(e) If the balances in the Bond Fund, the Debt Service Reserve Fund and the Replacement Reserve Fund are sufficient to redeem or pay at maturity all the Bonds then outstanding and to pay all interest to accrue thereon prior to redemption or maturity, the balances in the Replacement Reserve Fund and the Debt Service Reserve Fund may be transferred to the Bond Fund to be held for redemption or payment of the Bonds, in accordance with the provisions of Article III, at the earliest practicable date and the payment of interest thereon and premium, if any, for no other purpose.

SECTION 605. Non-Presentment of Bonds. If any Bond shall not be presented for payment when the principal thereof becomes due whether at maturity, by acceleration, call for redemption or otherwise, all liability of the Authority to the owner thereof for the payment of such Bond shall forthwith cease, determine and be completely discharged if funds sufficient to pay the principal of and premium, if any, on such Bond and interest due thereon, if any, shall be held by the Trustee for the benefit of the owner thereof, and thereupon it shall be the duty of the Trustee to hold such funds, without liability for interest thereon, for the benefit of the owner of such Bond who shall thereafter be restricted exclusively to such funds for any claim of whatever nature on his part under this Indenture or on, or with respect to, such Bond.

SECTION 606. Trustee’s and Authority’s Fees, Costs and Expenses. All reasonable fees and expenses of the Trustee and reasonable costs, fees and expenses of the Authority directly related to the issuance of the Bonds are to be paid by the Company under Section 4.l(b) of the Loan Agreement.

SECTION 607. Moneys To Be Held in Trust. All moneys required to be deposited with or paid to the Trustee for the account of any of the funds under any provision of this Indenture, except amounts other than Net Proceeds in the Replacement Reserve Fund, shall be held by the Trustee in trust and shall, while held by the Trustee, constitute part of the trust estate and be subject to the lien hereof.

SECTION 608. Payment To Company from Bond Fund, Debt Service Reserve Fund and Replacement Reserve Fund. After payment in full of the Bonds and after payment of the fees and expenses of the Trustee and other amounts required to be paid hereunder and the costs and expenses of the Authority and any other amounts required to be paid to the Authority under the Loan Agreement, all amounts remaining in the Bond Fund, the Debt Service Reserve Fund and the Replacement Reserve Fund and in the Debt Service Reserve Fund shall be paid to the Company as provided in Section 9.1 of the Loan Agreement.

SECTION 609. Other Funds and Accounts. The Trustee shall create such other funds or accounts as are necessary or desirable hereunder.

ARTICLE VII

DEPOSITS AND INVESTMENT OF FUNDS

SECTION 701. Investment of Moneys in Funds. Moneys held in the Bond Fund, the Debt Service Reserve’ Fund and the Replacement Reserve Fund may be invested and reinvested by the Trustee, at the request of and as directed by the Company as follows:

(a) Bonds, notes and other evidences of indebtedness of the United States of America, securities unconditionally guaranteed as to the timely payment of principal and interest by the United States of America and certificates representing ownership of either Treasury bond principal at maturity or its coupons for accrued periods; provided, however, that the underlying Treasury bond or coupons are held by a bank or trust company;

(b) Bonds, notes and other evidences of indebtedness of the Federal National Mortgage Association, Federal Home Loan Banks, Federal Land Banks, Federal Farm Credit Banks, Federal Intermediate Credit Banks and Federal Banks for Cooperatives which are rated in either of the two highest rating categories by Moody’s Investors Service, Inc. (“Moody’s”) and Standard & Poor’s Corporation (“Standard & Poor’s”);

(c) Bonds, notes and other evidences of indebtedness of the Commonwealth of Virginia and securities unconditionally guaranteed as to the timely payment of principal and interest by the Commonwealth of Virginia;

(d) Bonds, notes and other evidences of indebtedness that are direct general obligations of any county, city, town, district, authority or other public body of the Commonwealth of Virginia upon which there is no default, and revenue bonds issued by agencies or authorities of the Commonwealth of Virginia or its political subdivisions upon which there is no default that are rated in either of the two highest rating categories by Moody’s and Standard & Poor’s;

(e) Bonds, notes and other evidences of indebtedness of any city, county, town or district situated in any one of the states of the United States of America upon which there is no default and which comply with the requirements of Section 26-40(5) of the Virginia Code, or any successor provision of law, that are rated in either of the two highest rating categories by Moody’s and Standard & Poor’s;

(f) Commercial paper with a maturity of 270 days or less rated by Moodys within its rating of P-l and by Standard & Poor’s within its rating of A-l which complies with the requirements of Section 2.1-328.1 of the Virginia Code, or any successor provision of law;

(g) Time deposits, certificates of .deposit or other interest bearing accounts of any commercial bank within the Commonwealth of Virginia that are approved for the deposit of funds of the Commonwealth of Virginia or any political subdivision thereof and are rated in either of the two highest rating categories of Moody’s and Standard & Poor’s; provided, however, that (1) such investments are secured in the manner required by the Virginia Security for Public Deposits Act, or any successor provision of law, or (2) such investments are fully insured by the Federal Deposit Insurance Corporation or any successor federal agency, and (3) no such investments shall be made for a period in excess of one year; and

(h) Money market funds rated “AAAm” or “AAAm-G” by Standard & Poor’s.

Any investments described in paragraphs (a), (b), (c), (d), (e) and (f) above may be held directly or in the form of securities of any open-end or closed-end management company or investment trust registered under the Investment Company Act of 1940, as amended; provided, however, that the portfolio of such investment company or investment trust is limited to such evidences of indebtedness.

Any investments described in paragraphs (a) and (b) above may be purchased by the Trustee pursuant to an overnight, term or open repurchase agreement with any bank within or without the Commonwealth of Virginia, having a combined capital, surplus and undivided profits of not less than $50,000,000, or with any primary government bond dealer trading with and recognized by the New York Federal Reserve (“Primary Dealer”); provided, however, that the obligation of the bank or Primary Dealer to repurchase shall not exceed the lesser of 12 months or the time limitations for investments set forth below. Such repurchase agreement shall be considered a purchase of such securities even if title to and/or possession of such securities is not transferred to the Trustee, so long as (1) the repurchase obligation of the bank or Primary Dealer is collateralized by the securities themselves, (2) such investments have on the date of the repurchase agreement a fair market value equal to at least 103% of the amount of the repurchase obligation of the bank or Primary Dealer, including principal and interest, (3) such securities are held by a third party as agent for the benefit of the Trustee and are segregated from securities owned generally by such third party, and (4) a perfected security interest in such securities is created for the benefit of the Bondholders under the Uniform Commercial Code of Virginia or book entry procedures prescribed at 31 C.F.R. 306.1 et seq. or 31 C.F.R. 350.0 et seq.

Any such investments shall be held by or under the control of the Trustee and while so held shall be deemed a part of the fund in which such moneys originally were held. The interest accruing thereon and any profit realized therefrom shall be credited to such funds, and any loss resulting from such investments shall be charged to such funds. The Trustee shall value such investments not less than semi-annually and shall sell and reduce to cash a sufficient amount of such investments to provide for the payment of amounts to the funds established under this Indenture.

Investments of moneys in the Bond Fund shall mature not later than the respective dates when the money will be required for the purposes intended. Investment of moneys in the Debt Service Reserve Fund and the Replacement Reserve Fund shall mature not later than the next Interest Payment Date. Any investments subject to repurchase or redemption at the option of the holder thereof, at a price not less than 100% of the principal thereof, shall be deemed, for purposes of this paragraph, to mature on any date when they are so subject to repurchase or redemption.

SECTION 702. Investments through Trustee’s Bond Department. The Trustee may make investments permitted by Section 701 through its own bond department or the bond department of any affiliated entity.

ARTICLE VIII

DISCHARGE OF INDENTURE

SECTION 801. Bonds Deemed Paid; Discharge of Indenture. Any series of Bonds will be deemed paid for all purposes of this Indenture when (a) payment of the principal of and interest and premium on the Bonds to the due date of such principal and interest (whether at maturity, upon redemption or otherwise) either (1) has been made in accordance with the terms of the Bonds or (2) has been provided for by depositing with the Trustee (A) money sufficient to make such payment, and/or (B) Defeasance Obligations maturing as to principal and interest in such amounts and at such times as will insure the availability of sufficient money to make such payment (and the Company must deliver to the Trustee at the time of such deposit an Opinion of Counsel experienced in bankruptcy matters to the effect that such deposit will not constitute a voidable preference or transfer under the United States Bankruptcy Code in the event the Authority or the Company becomes a debtor within the meaning of the United States Bankruptcy Code and a verification report of an independent certified public accountant), and (b) all compensation and expenses of the Trustee pertaining to such series of Bonds in respect of which such deposit is made have been paid or provided for to the Trustee’s satisfaction and all other obligations of the Company under the Bond Documents have been fully performed. When a Bond is deemed paid, it will no longer be subject to redemption except as specifically provided pursuant to this Article VIII and will no longer be secured by or entitled to the benefits of this Indenture or be an obligation of the Authority, except for: (x) payment from money or Defeasance Obligations under (a)(2) above; (y) such Bond may be transferred, exchanged, registered, discharged from registration or replaced as provided in Section 208.

Notwithstanding the foregoing, no deposit under clause (a)(2) of the first paragraph of this Section shall be deemed a payment of a series of Bonds until either: (a) the actual maturity of the Bonds; or (b)(i) the Trustee receives an Opinion of Bond Counsel to the effect that the advance refunding of such series of Bonds shall not adversely affect the tax exempt status of the interest on such Bonds and that the applicable Bonds have been defeased within the meaning of this Article VIII; (ii) notice of redemption of such series of Bonds is given in accordance with Article III hereof or, if such series of Bonds is not to be redeemed or paid within the next 60 days, until the Authority, at the request of the Company, has given the Trustee, in form satisfactory to the Trustee, irrevocable instruction (I) to notify, as soon as practicable, the holders of such series of Bonds in accordance with Article III hereof, that the deposit required by (a)(2) above has been made with the Trustee and that such series of Bonds is deemed to be paid under this Article and stating the maturity or redemption date upon which money is to be available for the payment of the principal of such series of Bonds, and, if the series of Bonds is to be redeemed rather than paid, and (II) to give timely notice of the redemption date for such series of Bonds as provided in Article III hereof; and (iii) the Trustee receives written evidence that the series of Bonds in question will, upon the deposit under clause (a)(2) of the first paragraph of this Section, be rated in the highest rating category of at least two national credit rating agencies (without regard to gradation).

When all Bonds Outstanding are deemed paid under the foregoing provisions of this Section, and all payments and obligations under the Loan Agreement and the Deed of Trust and all obligations hereunder are satisfied and provision is made to the satisfaction of the Trustee for its expenses, the Trustee will upon request acknowledge the discharge of the lien of this Indenture, provided, however that (a) the obligations under Section 208 hereof in respect of the transfer, exchange, registration, discharge from registration and replacement of Bonds hereof shall survive the discharge of the lien of the Indenture and (b) the Trustee shall have received an Opinion of Counsel to the effect that (i) all conditions precedent to the discharge of the lien as provided in this Indenture have been satisfied; and (ii) any deposit of funds and proposed application thereof will not cause any Bonds to be treated as arbitrage bonds for the purposes of Section 148 of the Code.

Such Bonds shall be subject to redemption as stated therein and as expressly provided for in any escrow agreement entered into in connection with (a)(2) above, such escrow agreement to be in form and substance satisfactory to the Trustee and shall contain a covenant that neither the Authority nor the Company shall redeem the Bonds other than in accordance with the redemption contemplated in such escrow agreement.

SECTION 802. Application of Trust Money. The Trustee shall hold in trust money or Defeasance Obligations deposited with it pursuant to the preceding Section and shall apply the deposited money and the money from the Defeasance Obligations in accordance with this Indenture only to the payment of principal of and interest on the Bonds.

SECTION 803. Repayment of Company. The Trustee shall promptly pay to the Company upon request any excess money or securities held by the Trustee at any time under this Article VIII and any money held by the Trustee under any provision of this Indenture for the payment of principal or interest or for the purchase of Bonds that remains unclaimed for four years and thereafter the owners must look to the Company only for payment of such amounts; provided, however, that before being required to make any such payment to Company, the Trustee shall, at the expense of the Company, cause to be published at least twice, at an interval of not less than seven days between publications, in a newspaper of general circulation in Hampton, Virginia and a financial newspaper in New York, New York, notice that said moneys remain unclaimed and that, after a date named in said notice, which date shall be not less than 10 nor more than 20 days after the date of first publication of such notice, the balance of such moneys then unclaimed will be returned to the Company. The Trustee shall, by first class mail, also send copies of any such notice to at least two registered securities depositories and the S & P Called Bond Index.

SECTION 804. Notification to Authority of Payment of Bonds. The Trustee shall notify the Authority of the final maturity and payment of the Bonds or of the redemption and prepayment of the Bonds upon such payment or prepayment.

ARTICLE IX

DEFAULT PROVISIONS AND REMEDIES OF TRUSTEE

AND BONDHOLDERS

SECTION 901. Events of Default. Each of the following shall be an Event of Default:

(a) Default in the due and punctual payment of any interest on any Bond;

(b) Default in the due and punctual payment of the principal or redemption price of any Bond (whether at maturity, by acceleration, call for redemption or otherwise);

(c) Subject to the provisions of Section 912, (i) default in the observance or performance of any either covenant, condition or agreement on the part of the Authority under this Indenture or the Bonds and (ii) an Event of Default described in Section 603(a);

(d) An “Event of Default” under the Loan Agreement, the Deed of Trust, the Security Agreement or the Assignment, including, without limitation, any failure on the part of the Company in making any payment required thereunder or under the Notes not cured within any cure period applicable thereto after notice to the Company; and

(e) If the Company or the Authority shall have applied for or consented to the appointment of a receiver, trustee, or liquidator of all or a substantial part of its assets; admitted in writing the inability to pay its debts as they mature; made a general assignment for the benefit of creditors; been the subject of an order for relief under the United States Bankruptcy Code, or been adjudicated a bankrupt, or filed a petition or an answer seeking reorganization, liquidation or any arrangement with creditors or taken advantage of any insolvency law, or submitted an answer admitting the material allegations of a petition in bankruptcy, reorganization, liquidation or insolvency proceedings; or an order, judgment or decree shall have been entered, without the application, approval or consent of the Company or the Authority, as the case may be, by any court of competent jurisdiction approving a petition seeking reorganization of the Company or the Authority, as the case may be, or appointing a receiver, trustee or liquidator of a substantial part of its assets and such order, judgment or decree shall continue unstayed and in effect for any period of 60 consecutive days; or filed a voluntary petition in bankruptcy or failed to remove an involuntary petition in bankruptcy filed against it within 60 days of the filing thereof.

SECTION 902. Acceleration. (a) Upon the occurrence and continuation of an Event of Default the Trustee may, and if requested by the holders of at least 25% in aggregate principal amount of Bonds then outstanding shall, by notice to the Authority, declare the entire unpaid principal of and premium, if any, and interest on Bonds due and payable and, thereupon, the entire unpaid principal of and premium, if any, and interest on the Bonds shall forthwith become due and payable. Trustee shall immediately mail notice of declaration of acceleration to the holders, the Company and the Authority.

(b) Upon any declaration set forth in this Section the Authority will forthwith pay to the owners of Bonds the entire unpaid principal of and accrued interest on such Bonds, but only from the payments, revenues, receipts and proceeds herein specifically pledged for such purpose.

SECTION 903. Remedies under Deed of Trust, Security Agreement and Assignment. Upon the occurrence of an Event of Default, the Trustee may exercise its remedies under the Loan Agreement, the Deed of Trust, the Security Agreement and the Assignment, including without limitation, the taking of possession of and/or foreclosing upon the Project.

SECTION 904. Other Remedies; Rights of Bondholders. Upon the occurrence and continuation of an Event of Default the Trustee may proceed to protect and enforce its rights and the rights of the Bondholders by mandamus or other suit, action or proceeding at law or in equity, provided that the Trustee acknowledges the non-recourse provisions of the Notes, the Loan Agreement, the Security Agreement, the Deed of Trust and the Assignment. Acceleration of the Bonds shall not be a condition to the exercise of remedies hereunder and under the Loan Agreement.

Upon the occurrence and continuation of an Event of Default, if requested to do so by the holders of at least 25% in aggregate principal amount of Bonds then outstanding and if arrangements satisfactory to it have been made for the payment or reimbursement of expenses as provided in Section 1001(k), the Trustee shall exercise such one or more of the rights and powers conferred by this Article as/the Trustee, upon being advised by counsel, shall deem most expedient in the interests of the Bondholders.

No remedy conferred by this Indenture upon or reserved to the Trustee or to the Bondholders is intended to be exclusive of any other remedy, but each such remedy shall be cumulative and shall be in addition to any other remedy given to the Trustee or to the Bondholders hereunder or now or hereafter existing at law or in equity or by statute.

No delay or omission to exercise any right or power accruing upon any default or Event of Default shall impair any such right or power or shall be construed to be a waiver of any such default or Event of Default or acquiescence therein, and every such right and power may be exercised from time to time and as often as may be deemed expedient.

No waiver of any default or Event of Default hereunder, whether by the Trustee pursuant to Section 912 or by the Bondholders, shall extend to or shall affect any subsequent default or Event of Default or shall impair any rights or remedies consequent thereon.

SECTION 905. Right of Bondholders To Direct Proceedings. Anything in this Indenture to the contrary notwithstanding, the owners of a majority in aggregate principal amount of Bonds then outstanding shall have the right, at any time, by an instrument or instruments in writing executed and delivered to the Trustee, to direct the method and place of conducting all proceedings to be taken in connection with the enforcement of the terms and conditions of this Indenture; provided, however, that such direction shall not be otherwise than in accordance with the provisions of law and of this indenture.

SECTION 906. Appointment of Receivers. Upon the occurrence of an Event of Default and upon the filing of a suit or other commencement of judicial proceedings to enforce the rights of the Trustee and the Bondholders under this Indenture, the Trustee shall be entitled, as a matter of right under this Indenture, to the appointment of a receiver or receivers for the Project and for the rents and revenues thereof pending such proceedings, with such powers as the court making such appointment shall confer.

SECTION 907. Application of Moneys. All moneys received by the Trustee pursuant to any right given or action taken under the provisions of this Article shall, after payment of the cost and expenses of the proceedings resulting in the collection of such moneys, the expenses, liabilities and advances incurred or made by the Trustee and its fees and expenses and the expenses of the Authority in carrying out this Indenture, the Loan Agreement and the Notes, be deposited in the Bond Fund and applied as follows:

(a) Unless the principal of all the Bonds shall have become or shall have been declared due and payable, all such moneys shall be applied:

First—To the payment of operating expenses, consented to by the Majority Owners, and real estate taxes with respect to the Project;

Second—the payment to the persons entitled thereto of all installments of interest then due on the Bonds, including, to the extent permitted by law, interest on over due installments of interest, in the order of the maturity of the installments of such interest and, if the amount available shall not be sufficient to pay in full any particular installment, then to the payment ratably, according to the amounts due on such installment, to the persons entitled thereto, without any discrimination or preference except as to any difference in respective rates of interest specified in the Bonds; and

Third—To the payment to the persons entitled thereto of the unpaid principal of and premium, if any, on any of the Bonds that shall have become due (other than Bonds called for redemption for the payment of which moneys are held pursuant to the provisions of this Indenture), in the order of their due dates, with interest on such Bonds at the respective rates specified therein from the respective dates upon which they become due and, if the amount available shall not be sufficient to pay in full Bonds due on any particular date, together with such interest, then first to the payment of such interest, ratably, according to the amount of such interest due on such date, and then to the payment of such principal and premium, if any, ratably, according to the amount of such principal and premium, if any, due on such date, to the persons entitled thereto, without any discrimination or preference except as to any difference in the respective rates of interest specified in the Bonds.

(b) If the principal of all the Bonds shall have become due or shall have been declared due and payable, all such moneys shall be applied to the payment of the principal and interest then due and unpaid upon the Bonds, without preference or priority of principal over interest or of interest over principal, or of any installment of interest over any other installment of interest, or of any Bond over any other Bond, ratably, according to the amounts due respectively for principal and interest, to the persons entitled thereto, without any discrimination or preference except as to any difference in the respective rates of interest specified in the Bonds.

(c) If the principal of all the Bonds shall have been declared due and payable and if such declaration shall thereafter have been rescinded and annulled under the provisions of this Article, then subject to the provision of Subsection (b) of this Section in the event that the principal of all the Bonds shall later become due or be declared due and payable, the moneys shall be applied in accordance with the provisions of Subsection (a) of this Section.

Whenever moneys are to be applied pursuant to the provisions of this Section, such moneys shall be applied at such times and from time to time as the Trustee shall determine, having due regard to the amount of such moneys available for application and the likelihood of additional moneys becoming available for such application in the future. Whenever the Trustee shall apply such moneys, it shall fix the date (which shall be an Interest Payment Date unless it shall deem another date more suitable) upon which such application is to be made and upon such date interest on the amounts of principal to be paid on such dates shall cease to accrue. The Trustee shall give such notice as it may deem appropriate of the deposit with it of any such moneys and of the fixing of any such date.

SECTION 908. Remedies Vested in Trustee. All rights of action (including the right to file proof of claims) under this Indenture, the Loan Agreement, the Notes or any of the Bonds may be enforced by the Trustee without the possession of any of the Bonds or the production thereof in any trial or other proceeding relating thereto and any such suit or proceeding instituted by the Trustee shall be brought in its name as Trustee without the necessity of joining as plaintiffs or defendants any Bondholders, and any recovery of judgment shall be for the equal benefit of the owners of the outstanding Bonds.

SECTION 909. Limitations on Suits. Except to enforce the rights given under Sections 902 and 908, no holder of any Bond shall have any right to institute any action, suit or proceeding at law or in equity for the enforcement of this Indenture or for the execution of any trust thereof or any other remedy hereunder, unless (a) a default has occurred and is continuing of which the Trustee has been notified as provided in Section 1001(h) or of which by such section it is deemed to have notice, (b) such default has become an Event of Default and the holders of 25% in aggregate principal amount of Bonds then outstanding have made request to the Trustee and offered it reasonable opportunity either to proceed to exercise the powers hereinbefore granted or to institute such action, suit or proceeding in its own name, (c) they have offered to make arrangements for the payment or reimbursement of expenses as provided in Section 1001(k), (d) the Trustee has for 30 days after such notice failed or refused to exercise the powers hereinbefore granted, or to institute such action, suit or proceeding in its, his or their own name or names, (e) no direction inconsistent with such written request has been given to the Trustee during such 30 day period by the holders of a majority in aggregate principal amount of Bonds then outstanding, and (f) notice of such action, suit or proceeding is given to the Trustee; it being understood and intended that no one or more holders of the Bonds shall have any right in any manner whatsoever to affect, disturb or prejudice this Indenture by its, his or their action or to enforce any right hereunder except in the manner herein provided, and that all proceedings at law or in equity shall be instituted and maintained in the manner herein provided and for the equal benefit of the holders of all Bonds. The notification, request and offer of arrangements for the payment or reimbursement of expenses set forth above, at the option of the Trustee, shall be conditions precedent to the execution of the powers and trusts of this Indenture and to any action or cause of action for the enforcement of this Indenture or for any other remedy hereunder.

SECTION 910. Unconditional Right To Receive Principal, Premium and Interest. Nothing in this Indenture shall, however, affect or impair the right of any Bondholder to enforce, by action at law, payment of any Bond at and after the maturity thereof, or on the date fixed for redemption or (subject to the provisions of Section 902) upon the same being declared due prior to maturity as herein provided, or the obligation of the Authority to pay the principal of and premium, if any, and interest on each Bond issued hereunder to the respective holders thereof at the time, place, from the source and in the manner herein and in the Bonds expressed.

SECTION 911. Termination of Proceedings. In case the Trustee shall have proceeded to enforce any right under this Indenture and such proceedings shall have been discontinued or abandoned for any reason or shall have been determined adversely, then and in every such case the Authority and the Trustee shall be restored to their former positions and rights hereunder, and all rights, remedies and powers of the Trustee shall continue as if no such proceedings had been taken.

SECTION 912. Waivers of Events of Default The Trustee may in its discretion waive any Event of Default hereunder and its consequences and rescind any declaration of acceleration of principal of and interest on the Bonds, and shall do so upon the written request of the holders of (a) a majority in aggregate principal amount of the Bonds in respect to which default in the payment of principal and/or premium, if any, and/or interest exists, or (b) a majority in aggregate principal amount of Bonds then outstanding in the case of any other default; provided, however, that

(1) there shall not be waived without the consent of the holders of all Bonds then outstanding (A) any default in the payment when due of the principal of Bonds, or (B) any default in the payment when due of the interest on any such Bonds unless, prior to such waiver or rescission,

(i) there shall have been paid or provided for all arrears of interest, all arrears of principal and premium, if any, and all expenses of the Trustee in connection with such default, and

(ii) in case of any such waiver or recision or in case of any discontinuance, abandonment or adverse determination of any proceeding taken by the Trustee on account of any such default, the Authority, the Trustee and the Bondholder shall be restored to their former positions and rights hereunder respectively, and

(2) no declaration of maturity under Section 902 made at the request of the holder of at least 25% in aggregate principal amount of Bonds then outstanding shall be rescinded unless requested by the holders of a majority in aggregate principal amount of Bonds then outstanding.

No such waiver or recision shall extend to any subsequent or other default or impair any right consequent thereon.

SECTION 913. Notice of Defaults; Opportunity To Cure Defaults. The Trustee shall notify the Authority and the Company immediately of the occurrence of any default specified in Section 901(a) or (b). Anything herein to the contrary notwithstanding; no default specified in Section 901(c) on the part of the Authority shall constitute an Event of Default until (a) notice of such default shall be given (1) by the Trustee to the Authority and the Company or (2) by the holders of at least 25% in aggregate principal amount of the Bonds then outstanding to the Trustee, the Authority and the Company, and (b) the Authority and the Company shall have had 30 days after such notice to correct such default or cause such default to be corrected, and shall not have corrected such default or caused such default to be corrected within such period; provided, however, if any default specified in Section 901(c) shall be such that it cannot be corrected within such period, it shall not constitute an Event of Default if corrective action is instituted by the Authority or the Company within such period and diligently pursued until such default is corrected.

ARTICLE X

THE TRUSTEE

SECTION 1001. Acceptance of Trusts. The Trustee hereby accepts the trusts and obligations imposed upon it by the Indenture, the Loan Agreement and the Notes, and agrees to perform such trusts and obligations, but only upon and subject to the express terms and conditions set forth below, and no implied covenants or obligations shall be read into this Indenture against the Trustee.

(a) The Trustee, prior to the occurrence of an Event of Default and after the curing of all Events of Default which may have occurred, undertakes to perform such duties and only such duties as are specifically set forth in this Indenture and the Loan Agreement and as a corporate trustee ordinarily would perform such duties under a corporate indenture. Upon the occurrence and continuation of an Event of Default (which has not been waived), the Trustee shall exercise such of the rights and powers vested in it by this Indenture and use the same degree of care and skill in their exercise as a prudent man would exercise or use in the circumstances in the conduct of his own affairs.

(b) The Trustee may execute any of the trusts or powers hereof and perform any of its duties by or through attorneys, agents, receivers or employees but shall be answerable for the conduct of the same in accordance with the standard specified above, and shall be entitled to act upon the opinion or advice of its counsel concerning all matters of trust hereof and the duties hereunder, and may in all cases be reimbursed hereunder for reasonable compensation paid to all such attorneys, agents, receivers and employees as may reasonably be employed in connection with the trust hereof. The Trustee may act upon an Opinion of Counsel and shall not be responsible for any loss or damage resulting from any action or non-action by it taken or omitted to be taken in good faith and/in reliance upon such Opinion of Counsel.

(c) The Trustee shall not be responsible for any recital herein or in the Bonds (except in respect to the certificate of the Trustee endorsed on the Bonds), or for the validity of the execution by the Authority of this Indenture or of any supplements hereto or instruments of further assurance, or for the sufficiency of the security for the Bonds issued hereunder or intended to be secured hereby, and the Trustee shall not be bound to ascertain or inquire as to the observance or performance of any covenants, conditions or agreements on the part of the Authority or on the part of the Company, except as hereinafter set forth. The Trustee shall not be responsible or liable for any loss suffered in connection with any investment made by it in accordance with Section 701 or 802.

(d) The Trustee shall not be accountable for the use of any Bonds authenticated or delivered hereunder. The bank or trust company acting as Trustee and its directors, officers, employees or agents may in good faith buy, sell, own, hold and deal in the Bonds and may join in any action which any Bondholder may be entitled to take with like effect as if such bank or trust company were not the Trustee. To the extent permitted by law, such bank of trust company also may receive tenders and purchase in good faith Bonds from itself, including any department, affiliate or subsidiary, with like effect as if it were not the Trustee.

(e) The Trustee shall be protected in acting upon any notice, request, consent, certificate, order, affidavit, letter, telegram or other paper or document reasonably believed by it to be genuine and correct and to have been signed or sent by the proper person or persons. Any action taken by the Trustee pursuant to this Indenture upon the request or authority or consent of any person who at the time of making such request or giving such authority or consent is the owner of any Bonds shall be conclusive and binding upon all future owners of the same Bond and upon Bonds issued in exchange therefor or in place thereof.

(f) As to the existence or non-existence of any fact or as to the sufficiency or validity of any instrument, paper or proceeding, the Trustee shall be entitled to rely upon a certificate signed on behalf of the Authority by its Chairman or Vice Chairman and attested by its Secretary under its seal, or such other person or persons as may be designated for such purposes by resolution of the Authority, as sufficient evidence of the facts therein contained and prior to the occurrence of a default of which the Trustee has been notified as provided in Subsection (h) of this Section, or of which by said Subsection it is deemed to have notice, may also accept a similar certificate to the effect that any particular dealing, transaction or action is necessary or expedient, but may at its discretion secure such further evidence deemed necessary or advisable, but shall in no case be bound to secure the same. The Trustee may accept a certificate of the Secretary of the Authority under its seal to the effect that a resolution in the form therein set forth has been adopted by the Authority as conclusive evidence that such resolution has been duly adopted and is in full force and effect.

(g) The permissive right of the Trustee to do things enumerated in this Indenture shall not be construed as a duty, and the Trustee shall not be answerable for other than its negligence or willful misconduct.

(h) The Trustee shall not be required to take notice or be deemed to have notice of any default hereunder, except failure by the Authority to cause to be made any of the payments to the Trustee required to be made by Section 401, the occurrence of an Event of Default under Section 901(a) or (b), failure by the Company to make any payments under the Notes or failure by the Authority or the Company to file with the Trustee any document required by this Indenture or the Loan Agreement to be so filed, unless the Trustee shall be notified of such default by the Authority or by the holders of at least 25% in aggregate principal amount of Bonds then outstanding.

(i) The Trustee shall not be required to give any bond or surety in respect of the execution of such trusts and powers or otherwise in respect of the premises.

(j) Notwithstanding anything elsewhere contained in this Indenture, the Trustee shall have the right, but shall not be required, to demand, in respect of the authentication of any Bonds, the withdrawal of any moneys or any action whatsoever within the purview of this Indenture, any showings, certificates, opinions, appraisals or other information, or corporate action or evidence thereof, in addition to that required by the terms hereof, as a condition of such action by the Trustee deemed desirable for the purpose of establishing the right of the Authority to the authentication of any Bonds, the withdrawal of any moneys or the taking of any other action by the Trustee.

(k) Before taking any action under this Indenture, the Trustee may require arrangements satisfactory to it to be made for the payment or reimbursement of all expenses to which it may be put and to protect it against all liability by reason of any action so taken, except liability which results from its negligence or willful default.

(l) All moneys received by the Trustee shall, until used or applied or invested as herein provided, be held in trust in the manner and for the purposes for which they were received but need not be segregated from other funds except to the extent required by this Indenture or law. The Trustee shall not be under any liability for interest on any moneys received hereunder except such as may be agreed upon.

(m) The Trustee shall cooperate with the Company in the contest, at the expense of the Company, of any condemnation proceeding or contest over title with respect to the Project. In no event shall the Trustee voluntarily settle, or consent to the settlement of, any condemnation proceeding or contest over title with respect to the Project without the consent of the Company.

(n) The Trustee shall not be responsible for the tax exempt status of interest on the Bonds from Virginia income status.

SECTION 1002. Fees, Charges and Expenses of Trustee. The Trustee shall be entitled to payment and reimbursement for such fees, charges and expenses as specifically may be agreed upon with the Company and, absent such agreement, for reasonable fees for services rendered hereunder and all advances, counsel fees and other expenses reasonably and necessarily made or incurred by the Trustee in connection with such services rendered hereunder. Upon an Event of Default, Trustee shall have a first lien, with right of payment prior to payment on account of principal of or premium, if any, or interest on any Bond, upon the trust estate for the foregoing fees, charges and expenses incurred by Trustee. When the Trustee incurs expenses or renders services after the occurrence of an Event of Default hereunder caused by the occurrence of an “Event of Default” specified in Section 7.1(e), (f) or (g) of the Loan Agreement, the expenses and the compensation for the services are intended to constitute expenses of administration under any federal or state bankruptcy, insolvency, arrangement, moratorium, reorganization or other debtor relief law.

SECTION 1003. Intervention by Trustee. In any judicial proceeding to which the Authority or the Company is a party, which in the opinion of the Trustee and its counsel has a substantial bearing on the interests of the Bondholders, the Trustee may intervene on behalf of the Bondholders and, subject to Section 1001(k), shall do so if requested by the holders of at least 25% in aggregate principal amount of Bonds then outstanding.

SECTION 1004. Merger or Consolidation of Trustee. Any corporation or association into which the Trustee may be converted or merged, or with which it may be consolidated, or to which it may sell or transfer its trust business and assets as a whole or substantially as a whole, or any corporation or association resulting from any such conversion, sale, merger, consolidation or transfer to which it is a party shall be and become successor Trustee hereunder and vested with all the trusts, powers, discretion, immunities, privileges and all other matters as was its predecessor, without the execution or filing of any instrument or any further act, deed or conveyance on the part of any of the parties hereto, anything herein to the contrary notwithstanding.

SECTION 1005. Resignation of Trustee. The Trustee may at any time resign from the trusts hereby created by giving 60 days’ notice to the Authority, the Company and each Company of Bonds then outstanding. Such resignation shall take effect upon the appointment of a successor or temporary Trustee by the Bondholders, the Authority or a court of competent jurisdiction.

SECTION 1006. Removal of Trustee. The Trustee may be removed at any time by the Authority by an instrument in writing delivered to the Trustee with the written consent of all Significant Owners, if any.

SECTION 1007. Appointment of Successor Trustee; Temporary Trustee. In case the Trustee hereunder shall resign, be removed, be dissolved, be in course of dissolution or liquidation, or otherwise become incapable of acting hereunder, or in case it shall be taken under the control of any public officer or officers or of a receiver appointed by a court, a successor may be appointed by the holders of a majority in aggregate principal amount of Bonds then outstanding by an instrument or concurrent instruments in writing signed by such holders; provided, however, that in case of such vacancy the Authority, by an instrument signed by its Chairman or Vice Chairman and attested by its Secretary under its seal, may appoint a temporary Trustee to fill such vacancy until a successor Trustee shall be appointed by the Bondholders in the manner provided above; and any such temporary Trustee so appointed by the Authority shall immediately and without further act be superseded by the Trustee so appointed by such Bondholders. Every such Trustee appointed pursuant to this Section shall be a bank or trust company permitted to engage in the trust business in the Commonwealth, under applicable Commonwealth or United States statutes, in good standing and having a reported capital, surplus and undivided profits of not less than $100,000,000.

SECTION 1008. Concerning any Successor Trustee. Every successor Trustee appointed hereunder shall execute, acknowledge and deliver to its predecessor and also to the Authority an instrument in writing accepting such appointment hereunder, and thereupon such successor, without any further act, deed or conveyance, shall become fully vested with all the properties, rights, powers, trusts, duties and obligations of its predecessor; but such predecessor shall, nevertheless, on the written request of the Authority, or its successor, execute and deliver an instrument transferring to such successor Trustee all the properties, rights, powers and trusts of such predecessor hereunder; and every predecessor Trustee shall deliver all securities and moneys held by it as Trustee hereunder to its successor. Should any instrument in writing from the Authority be required by any successor Trustee for more fully and certainly vesting in such successor the properties, rights, powers and duties hereby vested or intended to be vested in the predecessor, any and all such instruments in writing shall, on request, be executed, acknowledged and delivered by the Authority.

SECTION 1009. Successor Trustee as Paying Agent, Registrar and Custodian of Funds. In the event of a change in the office of Trustee the predecessor Trustee which has resigned or been removed shall cease to be paying agent and registrar for the Bonds and custodian of the funds created hereunder, and the successor Trustee shall become such paying agent and custodian.

ARTICLE XI

SUPPLEMENTAL INDENTURES

SECTION 1101. Supplemental Indentures Not Requiring Consent of Bondholders. The Authority and the Trustee may, without the consent of or notice to any of the Bondholders, enter into an indenture or indentures supplemental to this Indenture for any one or more of the following purposes:

(a) to cure any ambiguity, formal defect or omission in this Indenture;

(b) to grant to or confer upon the Trustee for the benefit of the Bondholders any additional rights, remedies, powers or authority that may lawfully be granted to or conferred upon the Bondholders or the Trustee or either of them;

(c) to subject to this Indenture additional revenues, properties or collateral;

(d) to modify, amend or supplement this Indenture in such manner as required (1) to permit the qualification hereof under the Trust Indenture Act of 1939, as amended, or any similar federal statute hereafter in effect or any state securities (Blue Sky) law, or (2) to prevent the Authority, the Trustee or the Company from being subject to the Investment Company Act of 1940, as amended, or any similar federal statute hereafter in effect;

(e) to amend the provisions of Article VII; and

(f) to make any other change that, in the opinion of the Trustee, shall not prejudice in any material respect the rights of the holders of Bonds then outstanding.

SECTION 1102. Supplemental Indentures Requiring Consent of Bondholders. Except for the Supplemental Indentures authorized by Section 1101 and subject to the terms and provisions contained in this Section, the holders of a majority in aggregate principal amount of Bonds then Outstanding shall have the right from time to time to consent to and approve the execution by the Authority and the Trustee of such other indenture or indentures supplemental hereto as shall be deemed necessary or desirable by the Authority for the purpose of modifying, altering, amending, adding to or rescinding, in any particular, any of the terms or provisions contained in this Indenture or in any Supplemental Indenture; provided, however, that nothing in this Indenture shall permit, or be construed as permitting (a) an extension of the maturity of the principal amount of any Bond or an increase in the interest rate on any Bond, (b) a reduction in the principal amount of, or premium, if any, on any Bond or the rate of interest thereon, (c) a privilege or priority of any Bond or Bonds over any other Bond or Bonds, or (d) a reduction in the aggregate principal amount of Bonds required for consent to such Supplemental Indenture, without the consent and approval of the holders of all of Bonds then outstanding.

If at any time the Authority shall request the Trustee to enter into any such Supplemental Indenture for any of the purposes of this Section, the Trustee shall, upon arrangements satisfactory to it to provide for payment or reimbursement of any expenses, cause notice of the proposed execution of such Supplemental Indenture to be sent by registered or certified mail to the registered owner of each Bond at his address as it appears in the registration books. Such notice shall briefly set forth the nature of the proposed Supplemental Indenture and shall state that copies thereof are on file at the corporate trust office of the Trustee for inspection by all Bondholders. If, within 60 days or such longer period as shall be prescribed by the Authority following the giving of such notice, the holders of a majority in aggregate principal amount of Bonds then outstanding shall have consented to the execution thereof as herein provided, no holder of any Bond shall have any right to object to any of the terms and provisions contained therein, or the operation thereof, or in any manner to question the propriety of the execution thereof, or to enjoin or restrain the Trustee or the Authority from executing the same or from taking any action pursuant to the provisions thereof. Upon the execution of any such Supplemental Indenture as in this Section permitted and provided, this Indenture shall be deemed to be modified and amended in accordance therewith.

Anything contained in this Indenture to the contrary notwithstanding, the Authority and the Trustee may enter into and execute any indenture supplemental to this Indenture upon receipt of the consent of the holders of all Bonds.

Bonds owned or held by or for the account of the Authority shall not be deemed outstanding for the purpose of consent or any calculation of Bonds provided for in this Article. At the time of any such calculation the Authority shall furnish the Trustee a certificate of an officer of the Authority, upon which the Trustee may rely, describing all Bonds so to be excluded.

SECTION 1103. Opinion of Counsel Required. The Trustee shall not execute any Supplemental Indenture pursuant to this Article unless there shall have been filed with the Trustee an Opinion of Counsel stating that such supplemental indenture is authorized or permitted by this Indenture and complies with its terms, that upon execution it will be valid and binding upon the Authority and that execution of such Supplemental Indenture will not affect adversely the exclusion from gross income of interest on the Series 1998A Bonds for federal income tax purposes.

SECTION 1104. Consent of Company Required. Notwithstanding any other provision of this Indenture, a Supplemental Indenture under this Article that affects any rights of the Company shall not become effective until the Company shall have consented to the execution and delivery of such supplemental indenture.

SECTION 1105. Amendment without Consent of Authority. In the event the Authority is unable to enter into any supplemental indenture permitted by this article, the Trustee may, without the consent of the Authority, amend or supplement this Indenture in any manner otherwise permitted by this article so long as such supplemental indenture does not adversely affect the rights of the Authority.

ARTICLE XII

AMENDMENTS TO LOAN AGREEMENT,

SECURITY AGREEMENT, DEED OF TRUST, ASSIGNMENT AND NOTES

SECTION 1201. Amendments to Loan Agreement, Security Agreement, Deed of Trust, Assignment and Notes Not Requiring Consent of Bondholders. The Authority and the Trustee may, without the consent of or notice to any of the Bondholders, consent to any amendment, change or modification of the Loan Agreement, the Security Agreement, the Deed of Trust, the Assignment or the Notes as may be required:

(a) by the provisions of the Loan Agreement, the Security Agreement, the Deed of Trust, the Assignment, the Notes or this Indenture;

(b) to cure any ambiguity or formal defect or omission therein; or

(c) in connection with any other change therein that, in the opinion of the Trustee, shall not prejudice in any material respect the rights of the holders of the Bonds then outstanding.

SECTION 1202. Amendments to Loan Agreement, Security Agreement, Deed of Trust, Assignment and Notes Requiring Consent of Bondholders. Except as provided in Section 1201, neither the Authority nor the Trustee shall consent to any amendment, change or modification of the Loan Agreement, the Security Agreement, the Deed of Trust, the Assignment or the Notes without the approval or consent of the holders of a majority in aggregate principal amount of Bonds then outstanding; provided, however, that in no event shall the Authority or the Trustee consent to any amendment, change or modification that would diminish the obligation of the Company to pay amounts sufficient to pay the principal of and interest on the Bonds. The Trustee shall give notice of any proposed amendment, change or modification requiring the consent of Bondholders in the same manner as provided in Section 1102 with respect to supplemental indentures.

SECTION 1203. Opinion of Counsel Required. The Trustee shall not consent to any amendment, change or modification of the Loan Agreement, the Security Agreement, the Deed of Trust, the Assignment or the Notes unless there shall have been filed with the Trustee an Opinion of Counsel that such amendment, change or modification is authorized or permitted by this Indenture and complies with its terms, that upon execution it will be a valid and binding obligation of the party or parties executing it and that execution of such amendment, change or modification will not affect adversely the exclusion from gross income of interest on the Series 1998A Bonds for federal income tax purposes.

ARTICLE XIII

MISCELLANEOUS

SECTION 1301. Consents, etc., of Bondholders. Any consent, request, direction, approval, objection or other instrument (collectively, a “Consent”) required by this Indenture to be executed by the Bondholders may be in any number of concurrent writings of similar tenor and may be executed by such Bondholders in person or by agent appointed in writing. Proof of the execution of a Consent or of the writing appointing any such agent shall be sufficient for any of the purposes of this Indenture, and shall be conclusive in favor of the Trustee with regard to any action taken under the Consent, if the fact and date of the execution by any person of any such writing is proved by a certificate of any officer in any jurisdiction who by law has power to take acknowledgements within such jurisdiction that the person signing such writing acknowledged before him the execution thereof, or by affidavit or any witness to such execution.

SECTION 1302. Limitation of Rights. With the exception of rights herein expressly conferred, nothing express or mentioned in or to be implied from this Indenture or the Bonds is intended or shall be construed to give to any person or company other than the parties hereto and the holders of the Bonds any legal or equitable right, remedy or claim under or in respect to this Indenture or any covenants, conditions and agreements hereof; this Indenture and all of the covenants, conditions and agreements hereof being intended to be and being for the sole and exclusive benefit of the parties hereto and the holders of the Bonds as herein provided.

SECTION 1303. Limitation of Liability of Directors, etc., of Authority. No covenant, agreement or obligation contained herein shall be deemed to be a covenant, agreement or obligation of any present or future director, officer, employee or agent of the Authority in his individual capacity, and neither the directors of the Authority nor any officer thereof executing the Bonds shall be liable personally on the Bonds or be subject to any personal liability or accountability by reason of the issuance thereof. No director, officer, employee or agent of the Authority shall incur any personal liability with respect to any other action taken by him pursuant to this Indenture or the Act, provided such member, officer, employee or agent does not act in bad faith.

SECTION 1304. Notices. Unless otherwise provided herein, all demands, notices, approvals, consents, requests, opinions and other communication hereunder shall be in writing and shall be deemed to have been given when delivered in person or mailed by first class registered or certified mail, postage prepaid, addressed as follows:

if to the Authority,

Hampton Redevelopment and Housing Authority

P. O. Box 280

Hampton, Virginia 23669

(Attention: Executive Director)

(Telecopy: (757) 727-6368)

(Telephone: (757) 727-6337)

if to the Trustee,

Crestar Bank

919 East Main Street

Richmond, Virginia 23219

(Attention: Corporate Trust Administration)

(Telecopy: (804)782-7855)

(Telephone: (804) 782-5853)

if to the Company,

Olde Hampton Hotel Associates

700 Settlers Landing Road

Hampton, Virginia 23669

(Attn: Jack H. Shiver and J. Edward Watson, III)

(Telecopy: (757) 722-4557)

(Telephone: (757) 727-9700)

A duplicate copy of each demand, notice, approval, consent, request, opinion or other communication given hereunder by either the Authority or the Trustee to the other shall also be given to the Company. The Authority, the Trustee and the Company may, by notice given hereunder, designate any further or different addresses to which subsequent demands, notices, approvals, consents, requests, opinions or other communications shall be sent or persons to whose attention the same shall be directed.

SECTION 1305. Successors and Assigns. This Indenture shall be binding upon, inure to the benefit of and be enforceable by the parties and their respective successors and assigns.

SECTION 1306. Severability. If any provision of this Indenture shall be held invalid by any court of competent jurisdiction, such holding shall not invalidate any other provision hereof.

SECTION 1307. Applicable Law. This indenture shall be governed by the applicable laws of the Commonwealth of Virginia.

SECTION 1308. Counterparts. This Indenture may be executed in several counterparts, each of which shall be an original and all of which together shall constitute but one and the same instrument.

IN WITNESS WHEREOF, the Authority and the Trustee have caused this Indenture to be executed in their respective names as of the date first above written.

HAMPTON REDEVELOPMENT AND HOUSING AUTHORITY

By:
Chairman

CRESTAR BANK, as Trustee

By:
Vice President

No. R-2	$7,430,000

UNITED STATES OF AMERICA

COMMONWEALTH OF VIRGINIA

HAMPTON REDEVELOPMENT AND HOUSING AUTHORITY

First Mortgage Revenue Refunding Bonds

(Olde Hampton Hotel Associates Project) Series 1998A

INTEREST RATE	MATURITY DATE	DATED DATE	CUSIP
6.5%	July 1, 2016	December 18, 1998	40958N AB3

REGISTERED OWNER:	CEDE & CO.

PRINCIPAL AMOUNT:	SEVEN MILLION FOUR HUNDRED THIRTY THOUSAND DOLLARS

The HAMPTON REDEVELOPMENT AND HOUSING AUTHORITY, a political subdivision of the Commonwealth of Virginia (the “Authority”), for value received, hereby promises to pay, upon surrender hereof at the corporate trust office of Crestar Bank, Richmond, Virginia, as trustee, or its successor in trust (the “Trustee”), solely from the source and as hereinafter provided, to the registered Company hereof, or registered assigns or legal representative, the principal sum stated above on the maturity date stated above, subject to prior redemption as hereinafter provided, and to pay, solely from such source, interest hereon semiannually on each January 1 and July 1, commencing on July 1, 1999 (each an “Interest Payment Date”), at the annual rate stated above.

Interest is payable (a) from the dated date set forth above, if this Bond is authenticated prior to July 1999, or (b) otherwise from the January 1 or July 1 that is, or immediately precedes, the date on which the Bond is authenticated (unless payment of interest hereon is in default, in which case this Bond shall bear interest from the date to which interest has been paid). Interest is payable by check or draft mailed to the registered owner hereof at his address as it appears on the 15th day of the month preceding each Interest Payment Date on registration books kept by the Trustee; provided, however, that if the Bonds are registered in the name of a securities depository or its nominee as registered owner or at the option of an owner of at least $500,000 principal amount of Bonds, payment will be made by wire transfer pursuant to the most recent wire instructions received by the Trustee from such registered owner. Principal, premium, if any, and interest are payable in lawful money of the United States of America.

THE BONDS AND THE PREMIUM, IF ANY, AND THE INTEREST THEREON ARE LIMITED OBLIGATIONS OF THE AUTHORITY PAYABLE SOLELY FROM THE REVENUES AND RECEIPTS DERIVED BY THE AUTHORITY UNDER THE LOAN AGREEMENT AND THE NOTES, WHICH REVENUES AND RECEIPTS HAVE BEEN PLEDGED AND ASSIGNED TO SECURE PAYMENT THEREOF. THE BONDS, THE PREMIUM, IF ANY, AND THE INTEREST THEREON SHALL NOT BE DEEMED TO CONSTITUTE A DEBT OR A PLEDGE OF THE FAITH AND CREDIT OF THE COMMONWEALTH OF VIRGINIA OR ANY POLITICAL SUB DIVISION THEREOF, INCLUDING THE AUTHORITY. NEITHER THE COMMONWEALTH OF VIRGINIA, NOR ANY POLITICAL SUBDIVISION THEREOF, INCLUDING THE AUTHORITY, SHALL BE OBLIGATED TO PAY THE PRINCIPAL OF OR PREMIUM, IF ANY, OR INTEREST ON THE BONDS OR OTHER COSTS INCIDENT THERETO EXCEPT FROM THE REVENUES AND RECEIPTS PLEDGED AND ASSIGNED THEREFOR, AND NEITHER THE FAITH AND CREDIT NOR THE TAXING POWER OF THE COMMONWEALTH OF VIRGINIA, OR ANY POLITICAL SUBDIVISION THEREOF, INCLUDING THE AUTHORITY, IS PLEDGED TO THE PAYMENT OF THE PRINCIPAL OF OR PREMIUM, IF ANY, OR INTEREST ON THE BONDS OR OTHER COSTS INCIDENT THERETO. THE AUTHORITY HAS NO TAXING POWER.

All acts, conditions and things required to happen, exist or be performed precedent to and in the issuance of this Bond have happened, exist and have been performed.

This Bond shall not become obligatory for any purpose or be entitled to any security or benefit under the Indenture or be valid until the Trustee has executed the Certificate of Authentication appearing hereon and inserted the date of authentication hereon.

This Bond is one of an issue of $8,640,000 First Mortgage Revenue Refunding Bonds (Olde Hampton Hotel Associates Project), Series 1998A (the “Series 1998A Bonds” and collectively with the Authority’s Taxable First Mortgage Revenue Bonds, Series 1998B, the “Bonds”), of like date and tenor, except as to number, denomination, rate of interest, maturity and privilege of redemption, authorized and issued pursuant to the Housing Authorities Law Chapter I, Title 36, Code of Virginia of 1950, as amended (the “Act”). This Bond is executed under and secured by an Indenture of Trust dated as of December 1, 1998 (the “Indenture”), between the Authority and the Trustee, for the purpose of refunding the outstanding principal amount of the Peninsula Ports Authority’s Revenue Refunding Bonds (Olde Hampton Hotel Associates Project), Series 1986, which refinanced a portion of the cost of the acquisition, construction and equipping of a Radisson Hotel complex and a parking garage containing certain retail space all located in the City of Hampton, Virginia (collectively the “Project”) for the benefit of Olde Hampton Hotel Associates, A Virginia Limited Partnership (the “Company”).

As security for the Bonds, the Authority has pledged to the Trustee, and granted the Trustee a security interest in, the Authority’s interest in a Loan Agreement dated as of December 1, 1998 (the “Loan Agreement”), between the Authority and the Company, pursuant to which the Company has delivered its non-recourse promissory notes dated the date of delivery (the “Notes”), in the original principal amounts of $8,640,000 and $390,000 payable to the Authority. The Company

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has agreed to pay to the Trustee, for the account of the Authority, amounts sufficient to pay principal of and premium, if any, and interest on the Bonds when due. The Notes are secured by a Deed of Trust and Security Agreement dated as of December 1, 1998 (the “Deed of Trust”), between the Company and the individual trustees named therein, which creates a lien on the Project, which lien is more fully described in the Deed of Trust, a Security Agreement dated as of December 1, 1998 (the “Security Agreement”) between the Company and the Trustee, which creates a lien on and a security interest in, certain personal property of the Company, as more completely described in the Security Agreement, and an Assignment of Rents and Leases dated as of December 1, 1998 (the “Assignment”) between the Company and the Trustee, which assigns the rents and leases of the Project, as more particularly described in the Assignment.

If the Company exercises its option or is required to prepay the Notes upon damage to, condemnation of or failure of title to the Project or certain other extraordinary events as provided in Section 8.1(a) of the Loan Agreement, the Bonds are required to be redeemed in whole or in part at any time and upon payment of 100% of the principal amount of the Bonds to be redeemed plus interest accrued to the redemption date.

The Series 1998A Bonds maturing on July 1, 2016, may be redeemed at the option of the Authority at the direction of the Company as follows. The redemption prices of such Bonds shall be the percentage of principal amount of the Bonds to be redeemed as shown below plus interest accrued to the redemption date:

Redemption Period (Both Dates Inclusive)	Redemption Date
July 1, 2008 through June 30, 2009	102%
July 1, 2009 through June 30, 2010	101
July 1, 2010 and thereafter	100

Series 1998A Bonds shall be redeemed prior to maturity on July 1 in years and amounts upon payment of 100% of the principal amount thereof plus interest accrued to the redemption date, as follows;

Series 1998A Bonds Maturing July 1, 2003

Year	Amount
2000	$190,000
2001	320,000
2002	340,000
2003 (final maturity)	360,000

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Series 1998A Bonds Maturing July 1, 2016

Amount	Year	Year	Amount
2004	$380,000	2011	$595,000
2005	405,000	2012	630,000
2006	435,000	2013	670,000
2007	460,000	2014	715,000
2008	490,000	2015	760,000
2009	525,000	2016 (final maturity)	815,000
2010	555,000

The Trustee shall provide for redemption of Series 1998A Bonds in accordance with the foregoing schedule; provided, however, that on or before the 70th day next preceding any such sinking fund payment date the Company may:

(a) deliver to the Trustee for cancellation Series 1998A Bonds in any aggregate principal amount desired; or

(b) receive a credit against the sinking fund redemption obligation on such sinking fund payment date for Series 1998A Bonds that previously have been redeemed (other than through the operation of the sinking fund) and canceled by the Trustee but not theretofore applied as a credit against any sinking fund redemption.

Upon the occurrence of any of the events described in (a) or (b) of this Section, the Trustee shall credit against the sinking fund redemption obligation on such sinking fund payment date the amount of such Bonds so delivered or previously redeemed and any excess over such obligation will be credited against future mandatory redemption obligations in inverse order of redemption dates, and the principal amounts of Bonds to be redeemed by mandatory redemption will be reduced accordingly.

If less than all the Bonds are called for extraordinary or optional redemption, the Bonds to be redeemed shall be selected pro rata among the Holders of the Bonds by the Trustee. If less than all Bonds with the same series designation and maturity are called for redemption, such Bonds to be redeemed shall be provided that the principal portion of any Bonds to be redeemed shall result in the unredeemed portion being in $100,000 denominations or any multiple of $5,000 in excess thereof. If a portion of a Bond shall be called for redemption, a new Bond in principal amount equal to the unredeemed portion thereof shall be issued to the registered owner upon the surrender thereof. If a notice of redemption is unconditional, or if the conditions of a conditional notice of redemption have been satisfied, then upon presentation and surrender of the Bonds so called for redemption at the place or places of payment, such Bonds will be redeemed.

If any of the Bonds or portions thereof are called for redemption, the Trustee shall send a notice of the call for redemption, identifying the Bonds or portions thereof to be redeemed, by registered or certified mail, not less than 30 nor more than 60 days prior to the redemption date, to the registered owner of each Bond to be redeemed, at his address as it appears on the registration books kept by the Trustee. Provided funds for their redemption are on deposit at the place of

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payment on the redemption date, all Bonds so called for redemption shall cease to bear interest on such date, shall no longer be secured by the Indenture and shall not be deemed to be outstanding under the terms of the Indenture. If a portion of this Bond is called for redemption, a new Bond in principal amount equal to the unredeemed portion hereof will be issued to the registered owner upon the surrender hereof.

The registered owner of this Bond shall have no right to enforce the provisions of the Indenture or to institute action to enforce the covenants therein or to take any action with respect to any Event of Default under the Indenture or to institute, appear in or defend any suit or other proceedings with respect thereto, except as provided in the Indenture. In certain events, on conditions, in the manner and with the effect set forth in the Indenture, the principal of all the Bonds issued under the Indenture and then outstanding may become or may be declared due and payable before their stated maturity, together with interest accrued thereon. Modifications or alterations of the Indenture may be made only to the extent and in the circumstances permitted by the Indenture.

The Bonds are issuable as fully registered Bonds in denominations of $5,000 and multiples thereof. Upon surrender of this Bond at the corporate trust office of the Trustee, together with an assignment duly executed by the registered owner or his duly authorized attorney or legal representative in such form as shall be satisfactory to the Trustee, the Authority shall execute, and the Trustee shall authenticate and deliver in exchange, a new Bond or Bonds in the manner and subject to the limitations and conditions provided in the Indenture, having an equal aggregate principal amount, in authorized denominations, of the same series, form and maturity, bearing interest at the same rate, and registered in names as requested by the then registered owner hereof or his duly authorized attorney or legal representative. Any such exchange shall be at the expense of the Company, except that the Trustee may charge the person requesting such exchange the amount of any tax or other governmental charge required to be paid with respect thereto.

The Trustee shall treat the registered owner as the person exclusively entitled to payment of principal, premium, if any, and interest and the exercise of all other rights and powers of the owner, except that as set forth above interest payments shall be made to the person shown as owner on the 15th day of the month preceding each Interest Payment Date.

All acts, conditions and things required to happen, exist or be performed precedent to and in the issuance of this Bond have happened, exist and have been performed.

This Bond shall not become obligatory for any purpose or be entitled to any security or benefit under the Indenture or be valid until the Trustee has executed the Certificate of Authentication appearing hereon and inserted the date of authentication hereon.

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IN WITNESS WHEREOF, the Hampton Redevelopment and Housing Authority, has caused this Bond to be executed in its name by the manual or facsimile signature of its Chairman or Vice Chairman, an actual or facsimile of its seal to be imprinted or impressed hereon and attested by the manual or facsimile signature of its Secretary or Assistant Secretary, and this Bond to be dated the date set forth above.

HAMPTON REDEVELOPMENT AND HOUSING AUTHORITY

(SEAL)	By
Chairman

Attest:

Asst. Secretary

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CERTIFICATE OF AUTHENTICATION

Date Authenticated: December 18, 1998

This Bond is one of the Bonds described in the within-mentioned Indenture.

CRESTAR BANK, as Trustee

By
Authorized Officer

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